Exhibit 10.4

AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
(AS A LENDER AND AS AGENT)
AND
THE OTHER LENDERS PARTY HERETO

WITH

INSIGHT EQUITY A.P. X, LP
(AS BORROWER)

AND

INSIGHT EQUITY A.P. X ASIA, LLC,
PT. VISION-EASE ASIA,
INSIGHT EQUITY A.P. X CANADA, LLC,
INSIGHT EQUITY A.P. X CANADA PARTNERS, LP,
VISION-EASE CANADA CO.,
VISION EASE LENS EUROPE LIMITED
AND
VISION-EASE LENS LIMITED
(AS SUBSIDIARIES)

AND

INSIGHT EQUITY A.P. X COMPANY, LLC
(AS GENERAL PARTNER)

December 1, 2005

i

v

List of Exhibits and Schedules

Exhibits

Exhibit 1.2(a)	Borrowing Base Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.4	Term Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(k)	Financial Condition Certificate
Exhibit 15.3	Commitment Transfer Supplement

Schedules

Schedule 1.2(a)	Permitted Encumbrances
Schedule 1.2(b)	Leasehold Properties
Schedule 1.2(c)	EBITDA for November 2004 through October 2005
Schedule 2.9	Existing Letters of Credit
Schedule 4.5	Equipment and Inventory Locations
Schedule 4.6	Places for Assembly of Collateral
Schedule 4.15(h)	Bank Accounts
Schedule 4.24	Investment Property
Schedule 4.25	Real Property
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.9(a)	Certain Exceptions regarding Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.13	Certain Contracts
Schedule 5.14	Labor Disputes
Schedule 5.23	Matters relating to Material Contracts

AMENDED AND RESTATED
REVOLVING CREDIT, TERM LOAN
AND
SECURITY AGREEMENT

Amended and Restated Revolving Credit, Term Loan and Security Agreement (this “Agreement”) dated as of December 1, 2005 among INSIGHT EQUITY A.P. X, LP, a Texas limited partnership (“Borrower”), INSIGHT EQUITY A.P. X ASIA, LLC, a Delaware limited liability company (“Asia LLC”), PT. VISION-EASE ASIA, an investment company organized under the laws of the Republic of Indonesia (“Vision-Ease Asia”), INSIGHT EQUITY A.P. X CANADA, LLC, a Delaware limited liability company (“Canada LLC”), INSIGHT EQUITY A.P. X CANADA PARTNERS, LP, a Texas limited partnership (“Canada LP”), VISION-EASE CANADA CO., an unlimited company organized under the laws of the Province of Nova Scotia, Canada and successor in interest by amalgamation to Vision-Ease Canada, Ltd. (“Vision-Ease Canada”), VISION EASE LENS EUROPE LIMITED, a company limited by shares registered in England and Wales (“Vision-Ease Europe”), VISION-EASE LENS LIMITED, a company limited by shares registered in England and Wales (“Vision-Ease Lens”), INSIGHT EQUITY A.P. X COMPANY, LLC, a Texas limited liability company and the general partner of Borrower (“General Partner”), the financial institutions which are now or which hereafter become a party hereto (collectively, “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC and its successors and assigns in such capacity, “Agent”).

RECITALS:

A.         Borrower, certain of its Subsidiaries, General Partner, Lenders and Agent are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of October 31, 2004, pursuant to which, among other things, Lenders provided a $25,000,000.00 revolving credit facility to Borrower (inclusive of a $2,000,000.00 sublimit for Letters of Credit) and made term loans to Borrower in the aggregate, original principal amount of $12,526,000.00 (as modified or amended, the “Existing Agreement”).

B.         Certain terms and provisions of the Existing Agreement were affected by that certain Wavier and Consent Agreement dated as of December 14, 2004, executed by Borrower, Agent and PNC (the “Waiver and Consent Agreement”).

C.         The Existing Agreement was previously amended by that certain First Amendment to Revolving Credit, Term Loan and Security Agreement dated as of December 31, 2004.

D.         Each of Vision-Ease Europe and Vision-Ease Lens became a Loan Party, and assumed all indebtedness, liabilities and obligations of a Loan Party (except to the extent such obligations would be construed as rendering unlawful assistance under the laws of the jurisdictions under which Vision-Ease Europe and Vision-Ease Lens are organized), under the Existing Agreement as a result of its execution of a Joinder Agreement dated as of April 20, 2005.

E.          The parties hereto desire to amend and restate the Existing Agreement to, among other things, make additional term loans to Borrower in the aggregate, original principal amount of $2,988,852.60.

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Asia LLC, Vision-Ease Asia, Canada LLC, Canada LP, Vision-Ease Canada, Vision-Ease Europe, Vision-Ease Lens, General Partner, Lenders and Agent hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1             Accounting Terms.  As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement, and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP based upon financial statements, financial attributes and related information (as applicable) of Borrower and its Subsidiaries, if any, on a consolidated basis.

Section 1.2             General Terms.  For purposes of this Agreement, the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Acquired Contracts” means all “Designated Contracts”, as such term is defined in the Acquisition Agreement, which are identified on Schedule 2.8 to the Acquisition Agreement.

“Acquisition Agreement” shall mean that certain Asset Purchase Agreement, including all exhibits and schedules thereto, dated as of June 22, 2004, by and between Seller, BMC Industries, Inc. and Borrower, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated as of November 1, 2004.

“Acquisition Documents” means the Acquisition Agreement, the Bankruptcy Order, the deeds, bills of sale, assignments of leases, assignments of contracts and all other agreements, documents and instruments executed and/or delivered in connection with the Acquisition Agreement, including, without limitation, the “Bill of Sale”, the “Assignment and Assumption Agreement”, the special warranty deeds for each parcel of owned “Real Property”, the “Required Approvals”, the certificates referred to in Section 3.2(c)(v) and (vi) of the Acquisition Agreement, the further instruments (if any) of sale, transfer, conveyance, assignment or delivery of the “Transferred Assets” referred to in Section 3.2(c)(vii) of the Acquisition Agreement and the other agreements, documents, instruments or certificates delivered pursuant to the Acquisition Agreement (including, without limitation, Section 2.6 thereof relating to post-closing purchase price adjustments), as such terms are defined or used in the Acquisition Agreement.

“Advances” shall mean and include the Revolving Advances, the Letters of Credit and the Term Loans.

“Advance Rates” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors, or (as to a Person which is not a corporation) for the election of individuals having power of authority similar to that of a director of a corporation, of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Anti-Terrorism Laws” shall mean any laws, rules or regulations relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended or replaced).

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the higher of (a) the Base Rate in effect on such day and (b) the Federal Funds Open Rate in effect on such day plus one-half of one percent (0.5%).

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Asia LLC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Attributable Indebtedness Amount” shall mean, on any date, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Authority” shall have the meaning set forth in Section 4.19(d).

“Bankruptcy Order” shall mean that certain Order Pursuant to 11 U.S.C. §§ 105(a), 363 and 365 and Fed. R. Bankr. P. 2002, 6004 and 6006 (I) Approving Sale of All or Substantially All Assets of Debtor Vision-Ease Lens, Inc. to Insight Equity A.P. X, LP, Free and Clear of all Liens; and (II) Authorizing Assumption and Assignment of Executory Contracts and Unexpired Leases, dated August 26, 2004, issued by the United States Bankruptcy Court for the District of Minnesota in In re: BMC Industries, Inc., et al., as debtors, Case Nos. 04-43515, 04-43516 and 04-43517.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Blocked Accounts” shall have the meaning set forth in Section 4.15(h).

“Blocked Person” shall have the meaning assigned to such term in Section 5.24(b).

“Borrower” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Borrower’s Account” shall have the meaning set forth in Section 2.8.

“Borrowing Base Certificate” shall mean a certificate executed by an officer of Borrower appropriately completed and substantially in the form of Exhibit 1.2(a) hereto.

“Borrower Partnership Interests” shall mean any and all Capital Stock issued by, of or in Borrower.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which national banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Canada LLC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Canada LP” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Capital Expenditures” shall all mean expenditures made or liabilities incurred for the acquisition of any equipment, fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

“Capitalized Lease Obligation” shall mean any Indebtedness of Borrower or any of its Subsidiaries represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Stock” shall mean, as of any date of determination, any and all capital stock, shares, partnership interests (general, limited or otherwise), membership interests or other equity or ownership interests issued by, of or in any entity, and any and all warrants, options or other rights (in any form) to purchase or acquire any of the foregoing.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq.

“Change of Control” shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of General Partner or control of Borrower to a Person who is not an Original Owner, (b) any merger or consolidation of Borrower or any of its Subsidiaries into another Person in which Borrower (in the case of any such merger or consolidation involving Borrower) or any of its Subsidiaries (in the case of any such merger or consolidation not involving Borrower) is not the surviving entity or any sale of all or substantially all of the property or assets of Borrower or any of its Subsidiaries (other than a merger of any Subsidiary of Borrower with and into Borrower or a wholly-owned Subsidiary of Borrower or a sale of assets to Borrower (in the case of any such sale involving Borrower) or any of its Subsidiaries (in the case of any such sale not involving Borrower) which is permitted by this Agreement) or (c) the occurrence of any event (whether in one or more transactions)

which results in Borrower, either directly or indirectly through another wholly-owned Subsidiary or Subsidiaries of Borrower, failing to own (either of record or beneficially) all of the issued and outstanding Capital Stock of each of its Subsidiaries or which results in a transfer of any voting control of any such Capital Stock to any Person other than Borrower or a wholly-owned Subsidiary of Borrower.  For purposes of this definition, “control of General Partner” and “control of Borrower” shall mean the power, direct or indirect (i) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors, or (as to a Person which is not a corporation) for the election of individuals having power of authority similar to that of a director of a corporation, of General Partner or Borrower (as applicable) or (ii) to direct or cause, pursuant to direct or indirect control of any voting securities of General Partner or Borrower (as applicable), the direction of the management and policies of General Partner or Borrower (as applicable) by contract or otherwise.  For purposes of this definition, “Subsidiaries” shall include entities that, as a result of such transaction(s), become a Subsidiary.

“Change of Ownership” shall mean (a) fifty percent (50%) or more of the issued and outstanding Capital Stock of Borrower or General Partner is no longer owned or controlled by a Person who is an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of Borrower or General Partner; provided that the sale by General Partner of any Borrower Partnership Interests shall be deemed a sale of substantially all of General Partner’s assets.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

“Chattel Paper” shall mean as such term is defined in the UCC.

“Closing Date” shall mean December 1, 2005 or such other date as may be agreed to by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean and include (i) with respect to each Loan Party, all rights, titles and interests of such Person in and to the following property or assets, and (ii) with respect to each Limited Partner, all rights, titles and interests of such Limited Partner in and to the property or assets referred to in clause (o) below only and all proceeds and products of such property or assets referred to in such clause (o) only, in each case whether now owned or existing or hereafter acquired or existing:

(a)        all cash and money;

(b)        all Chattel Paper;

(c)        all Commercial Tort Claims;

(d)        all Deposit Accounts;

(e)        all Documents;

(f)         all Equipment;

(g)        all General Intangibles;

(h)        all Instruments;

(i)         all Intellectual Property;

(j)         all Inventory;

(k)        all Investment Property;

(l)         all Letter-of-Credit Rights and letters of credit;

(m)       all Receivables;

(n)        all Real Property (including all Leasehold Interests);

(o)        (i) all Borrower Partnership Interests, (ii) all General Partner Membership Interests owned by any Limited Partner and (iii) all Subsidiary Capital Stock;

(p)        all of such Person’s right, title and interest in and to (i) its respective goods and other property, including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Person’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Person from any Customer relating to the Receivables; (iv) all other property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Person’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit, letter of credit rights and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by such Person, all real and personal property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which such Person has expressly granted a Lien or may in the future grant a Lien to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement executed by such Person;

(q)        all of such Person’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents relating to any of the Collateral referred to in clauses (a) through (i) of this definition; and

(r)         all proceeds and products of any of the Collateral referred to in clauses (a) through (q) of this definition in whatever form, including, but not limited to:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

“Commercial Tort Claims” shall mean as such term is defined in the UCC.

“Commitment Percentage” of any Lender shall mean the percentage set forth below such Lender’s name on its signature page hereof as the same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(c) hereof or, if a Lender’s name does not appear on a signature page hereto, the percentage specified in the most recent Commitment Transfer Supplement executed by such Lender.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent, pursuant to which the Purchasing Lender purchases all or a portion of the Advances held by a Lender and/or assumes all or a portion of the obligations of a Lender to make Advances under this Agreement.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on Borrower’s business, including, without limitation, any Consents required under all applicable federal, state or other Applicable Law.

“Contract Rate” shall mean, as applicable, the Revolving Interest Rate or the Term Loans Rate.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

“Customer” shall mean and include, with respect to any Person, the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with such Person, pursuant to which such Person is to deliver any property or perform any services.

“Default” shall mean an Event of Default or an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall have the meaning set forth in Section 2.16(a) hereof.

“Deposit Account” shall mean any demand, time, savings, passbook or similar account maintained with a bank or other financial institution.

“Dollar” and the sign “$” shall mean lawful money of the U.S.

“Documentation Information Questionnaire” shall mean a certificate in form and substance satisfactory to Agent in its sole discretion providing information pertinent and/or relevant to the Loan Parties and the Limited Partners, the personal and real property of each such Person (including, without limitation, the Collateral) and the perfection and priority of Agent’s Lien against the Collateral for the benefit of Agent and Lenders.

“Documents” shall mean as such term is defined in the UCC.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any political subdivision of the U.S., including, without limitation, Asia LLC, Canada LLC and Canada LP.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“Earnings Before Interest and Taxes” shall mean, for any period and without duplication, the sum of (a) net income (or loss) of Borrower and its consolidated Subsidiaries for such period (excluding extraordinary gains and losses) plus (b) all interest expense of Borrower and its consolidated Subsidiaries for such period, plus (c) all charges against income of Borrower and its consolidated Subsidiaries for such period for federal, state and local taxes.

“EBITDA” shall mean, for any period and without duplication, the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation expenses of Borrower and its consolidated Subsidiaries for such period, plus (c) amortization expenses of Borrower and its consolidated Subsidiaries for such period, plus (d) management fee expenses of Borrower, to the extent permitted under Section 7.7 hereof, for such period, plus (e) if and to the extent not already included in clause (c) above, fees, commissions and charges payable on the Closing Date under this Agreement, the Fee Letter or the Term Loans B Credit Agreement and fees previously amortized that are required to be expensed due to this amendment and restatement of the Existing Agreement; provided, however, that, EBITDA for each of the months of November 2004 through and including October 2005 shall be the amounts for such month set forth on Schedule 1.2(c) hereto.

“Eligible Equipment” shall mean and include Equipment of Borrower which Agent, in its sole credit judgment, shall deem to be Eligible Equipment, based on such considerations as Agent may from time to time deem appropriate, including, without limitation, whether the Equipment is subject to Agent’s perfected, first priority security interest and no other Lien (other than Liens of the type referred to in clause (b) of Permitted Encumbrances).

“Eligible Inventory” shall mean and include (a) domestic (i.e., located in the continental U.S.) raw material and finished goods Inventory, excluding work in process, of Borrower which is in the possession of Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, and which is not, in Agent’s opinion, obsolete, slow moving or unmerchantable (except if and to the extent that any appraisal utilized by Agent in connection with its determination of the amount of Eligible Inventory has taken into account the liquidation value of the obsolete, slow moving or unmerchantable Inventory for purposes of determining the value of the remaining Eligible Inventory) and which Agent, in its discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time determine to be appropriate, including, without limitation, whether the Inventory is subject to a perfected, first priority Lien in favor of Agent and whether the Inventory conforms to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof, and (b) raw material and finished goods Inventory, excluding work in process, of Borrower which has been shipped by Vision-Ease Asia to Borrower but which is not in the possession of Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, and which is not, in Agent’s opinion, obsolete, slow moving or unmerchantable and which Agent, in its discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time determine to be appropriate, including, without limitation, whether the Inventory is subject to a perfected, first priority Lien in favor of Agent and whether the Inventory conforms to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof, provided, however, that (i) the Inventory referred to in this clause (b), in order to constitute Eligible Inventory, must meet each of the following additional requirements:  (A) the payment for such Inventory must be insured or bonded by a creditworthy insurer or bonding company reasonably acceptable to the Agent, (B) title to such Inventory must have passed to Borrower and (C) Agent must have in its possession, unless otherwise agreed by Agent, all negotiable bills of lading properly endorsed and all non-negotiable bills of lading issued in Agent’s name, and (ii) the product of the lower of cost or fair market value of all of the Inventory referred to in this clause (b) which is included as Eligible Inventory multiplied by the Inventory Advance Rate shall not at any time exceed $2,000,000.00.

“Eligible Receivables” shall mean and include each Receivable of Borrower arising in the ordinary course of Borrower’s business and which Agent, in its credit judgment, shall determine to be an Eligible Receivable, based on such considerations as Agent may from time to time determine to be appropriate.  A Receivable shall not be eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence reasonably satisfactory to Agent.  In addition, no Receivable shall be an Eligible Receivable if:

(a)        it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

(b)        it is due or unpaid more than (i) 60 days after the original due date and/or (ii) 120 days after the original invoice date, whichever is earlier;

(c)        fifty percent (50%) or more of the Receivables from such Customer are not determined to be Eligible Receivables hereunder, which such percentage may, in Agent’s discretion, be increased or decreased from time to time;

(d)        any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)        the Customer shall (i) apply for, suffer or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f)         the sale is to a Customer outside the continental U.S., unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its discretion;

(g)        the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)        Agent believes, in its discretion, that, due to the Customer’s financial condition, collection of such Receivable is doubtful;

(i)         the Customer is the U.S., any state or any department, agency or instrumentality of the U.S. or any state, unless Borrower assigns its right to payment of such Receivable to Agent pursuant to and in accordance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) (if applicable) or (if not applicable) has otherwise complied with other applicable statutes or ordinances;

(j)         the goods giving rise to such Receivable have not been shipped to the Customer or the services giving rise to such Receivable have not been performed by Borrower or the Receivable otherwise does not represent a final sale;

(k)        the Receivables of the Customer exceed a credit limit determined by Agent, in its discretion, to the extent such Receivable exceeds such limit;

(l)         (i) the Receivable is subject to (A) any offset or deduction, to the extent (and only to the extent) of the amount of such offset or deduction or (B) any defense, dispute or counterclaim, (ii) the Customer is also a creditor or supplier of Borrower, or (iii) the Receivable is contingent in any respect or for any reason;

(m)       Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n)        any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o)        such Receivable is not payable to Borrower; or

(p)        such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local Governmental Bodies with respect thereto.

“Equipment” shall mean and include, with respect to any Person, all of such Person’s equipment (as defined in the UCC) and other goods (other than Inventory) whether now owned or hereafter acquired and wherever located, including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Eurodollar Rate” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate of interest determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers’ Association (“BBA”) as set forth on Moneyline Telerate (or appropriate successor or, if the BBA or its successor ceases to provide such quotes, a comparable replacement determined by Agent) display page 3750 (or such other display page on the Moneyline Telerate service as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (b) a number equal to 1.00 minus the Reserve Percentage.  The Eurodollar Rate may also be expressed by the following formula:

Eurodollar Rate =	Average of London interbank offered rates quoted by BBA or appropriate successor as shown on Moneyline Telerate Service display page 3750 divided by

1.00 – Reserve Percentage

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date.  Agent shall give prompt notice to Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Eurodollar Rate Loan” shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

“event” shall include any event, occurrence, circumstance, condition, or state of facts.

“Event of Default” shall have the meaning set forth in Article 10 hereof.

“Excess Cash Flow” shall mean, for any fiscal period and without duplication, the EBITDA of Borrower and its consolidated Subsidiaries for such fiscal period minus (a) Capital Expenditures actually paid in cash (and not financed) by Borrower and its consolidated Subsidiaries during such fiscal period minus (b) interest expense actually paid in cash by Borrower and its consolidated Subsidiaries during such fiscal period minus (c) all taxes actually paid in cash by Borrower and its consolidated Subsidiaries during such fiscal period minus (d) all scheduled principal payments of outstanding Indebtedness of Borrower and its consolidated Subsidiaries for borrowed money actually paid by Borrower and its consolidated Subsidiaries during such fiscal period.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Agreement” shall have the meaning set forth in Recital A hereto.

“Existing Agreement Closing Date” shall mean the “Closing Date” as such term is defined in the Existing Agreement.

“Existing Letters of Credit” shall have the meaning set forth in Section 2.9 hereof.

“Existing Revolving Advances” shall have the meaning set forth in Section 2.1(a) hereof.

“Existing Term Loans” shall have the meaning set forth in Section 2.4 hereof.

“Existing Term Loans Balance” shall mean $10,736,571.40.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

“Fee Letter” shall mean (a) that certain letter agreement dated as of October 31, 2004, between Borrower and Agent and (b) that certain letter agreement dated October 6, 2005, among PNC, PNC Capital Markets, Inc. and Borrower, each relating to certain fees payable by Borrower.

“Financial Officer” of any Person shall mean the chief financial officer, chief restructuring officer, principal accounting officer, treasurer or controller of such Person.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) (i) EBITDA minus (ii) Capital Expenditures actually paid in cash (and not financed) by Borrower and its consolidated Subsidiaries during such fiscal period minus (iii) all cash taxes paid or payable by Borrower and its consolidated Subsidiaries during such fiscal period, minus (iv) all dividends and/or distributions (but excluding (A) management fees to the extent they have already been taken into account in the calculation of EBITDA and (B) the payment, on or before the Closing Date, of accrued dividends on the issued and outstanding Class A-1 Preferred Partnership Rights of Borrower in an aggregate amount not to exceed $600,821.92 and accrued dividends on, and the redemption price of, the issued and outstanding Class A-2 Preferred Partnership Rights of Borrower in an aggregate amount not to exceed $2,000,000.00 and $12,500,000.00, respectively) paid pursuant to Section 7.7 hereof or otherwise to (b) all Senior Debt Payments, other than mandatory prepayments of principal based upon Excess Cash Flow required pursuant to Section 2.14(b), plus all Subordinated Debt Payments, in each case paid or payable during such fiscal period; provided, however, that, for purposes of Section 6.5 hereof and the calculation of the Fixed Charge Coverage Ratio for any four fiscal quarter period ending on or before September 30, 2005, all components of the Fixed Charge Coverage Ratio shall be determined in accordance with Section 6.5.

“Foreign Plan” shall mean any Plan (without regard to whether it is exempted from coverage under ERISA) maintained outside of, or governed by the laws of a jurisdiction other than, the U.S. primarily for the benefit of individuals substantially all of whom are nonresident aliens.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary, including, without limitation, Vision-Ease Asia, Vision-Ease Canada, Vision-Ease Europe and Vision-Ease Lens.

“Formula Amount” shall have the meaning set forth in Section 2.1(a).

“GAAP” shall mean generally accepted accounting principles in the U.S. in effect from time to time.

“General Intangibles” shall mean and include, with respect to any Person, all of such Person’s general intangibles (as defined in the UCC), whether now owned or hereafter acquired and shall also mean and include (whether or not such items are included in the term “general intangibles” as defined in the UCC), without limitation, (a) all payment intangibles, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade names, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables), rights of indemnification and (b) all other intangible property of every kind and nature (other than Receivables).  Without limiting the generality of the foregoing, the term “General Intangibles” shall include the Acquisition Documents and all rights thereunder, including, without limitation, Borrower’s rights under the escrow account established under or in connection with the Acquisition Documents.

“General Partner” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“General Partner Membership Interests” shall mean any and all Capital Stock issued by, of or in General Partner.

“Governmental Authorization” means any consent, approval, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any law, rule or regulation of any Governmental Body.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government and any corporation or other entity owned or controlled, through stock or capital ownership, by any of the foregoing.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any indebtedness, liability or obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Guarantor” shall mean General Partner, each Subsidiary of Borrower (other than a Foreign Subsidiary which is not obligated to guaranty payment or performance of the Obligations in accordance with Section 4.21) and any other Person which may hereafter guarantee payment or performance of the whole or any part of the Obligations, and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement, pledge agreement, collateral assignment or other similar agreement, document or instrument creating a Lien executed by any Guarantor in favor of Agent which secures the Guaranty of such Guarantor and/or the Obligations, including, without limitation, the security agreement contained in Section 4.1 hereof.

“Guaranty” shall mean any guaranty of the whole or any part of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Agreement” shall mean any and all transactions, agreements or documents, now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s or any of its Subsidiary’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Hedge Termination Value” shall mean, in respect of any Hedge Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreement, (a) for any date on or after the date such Hedge Agreement has been closed out and the termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date such Hedge Agreement has been closed out and the termination value determined, the amount determined as the mark-to-market value for such Hedge Agreement as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreement (which may include a Lender or any Affiliate of a Lender).

“IEVP” shall mean Insight Equity Vision Partners, LP, a Texas limited partnership.

“IEVP Pledge Agreement Ratification” means a ratification, confirmation and reaffirmation, executed by IEVP, of IEVP’s obligations under the Pledge Agreement executed by it, which agreement shall include, without limitation, an agreement to the effect that the Liens granted under such Pledge Agreement secure the increased amount of the Obligations.

“Indebtedness” of a Person at a particular date shall mean all indebtedness, liabilities and obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person (provided that the term “Indebtedness” shall not include the obligations of Borrower evidenced by the “Warrant Notes” as such term is defined in the Subordinated Credit Agreement in existence as of the Existing Agreement Closing Date).  Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.  In addition to and without limiting the generality of the foregoing, “Indebtedness” of a Person at a particular date shall also mean and include all of the following indebtedness, liabilities and obligations of such Person whether or not included as liabilities of such Person in accordance with GAAP:

(a)        all indebtedness, liabilities and obligations of such Person for borrowed money and all indebtedness, liabilities and obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)        all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)        all net obligations of such Person under any Hedge Agreement;

(d)        all obligations of such Person to pay the deferred purchase price of property or services (excluding, for the purposes of this definition, trade accounts payable and accrued expenses arising in the ordinary course of business);

(e)        indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)         Capitalized Lease Obligations and Synthetic Lease Obligations; and

(g)        all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.  The amount of any Capitalized Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness Amount in respect thereof as of such date.

“Initial Subordinated Notes” means that certain (a) Senior Subordinate Promissory Note dated October 31, 2004, in the original principal amount of $6,400,000 made by Borrower payable to the order of PNC Venture Corp, (b) Senior Subordinate Promissory Note dated October 31, 2004, in the original principal amount of $9,600,000 made by Borrower payable to the order of PNC Equity Partners, L.P., and (c) Senior Subordinate Promissory Note dated October 31, 2004, in the original principal amount of

$2,000,000 made by Borrower payable to the order of Erie Indemnity Company, which promissory notes and the indebtedness evidenced thereby are issued pursuant to the Subordinated Credit Agreement and are fully subordinated to the payment and performance in full of the Obligations pursuant to the terms of the Subordination Agreement, as the same may have been transferred from time to time in accordance with the terms thereof.

“Instruments” shall mean as such term is defined in the UCC.

“Intellectual Property” shall mean any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including, without limitation, unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Interest Period” shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

“Inventory” shall mean and include, with respect to any Person, all of such Person’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Investment Property” shall mean and include, with respect to such Person, all of such Person’s now owned or hereafter investment property (as defined in the UCC) and other acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“Issuer” shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

“Knowledge” shall mean the actual knowledge of the specific Person(s) referred to in the context in which such term is used or, if no such specific Person is referred to, the following Persons:  (a) Theodore W. Beneski, (b) Ross Gatlin, (c) Victor L. Vescovo, (d) Douglas Hepper, (e) Conner Searcy, (f) Richard Faber, and (g) each member of the management of any Loan Party who, after the Closing Date, may assume any of the duties of the Persons identified in clauses (a) through (f) preceding or becomes a member of the executive management of any Loan Party other than a Foreign Subsidiary.  Without limiting the generality of the foregoing, any reference to the Knowledge of any Loan Party shall mean and refer to the actual knowledge of the Persons specified in clauses (a), (b), (c), (d), (e), (f) and (g) preceding.

“Leasehold Interests” shall mean all of Borrower’s right, title and interest in and to the premises identified as “Leasehold Properties” on Schedule 1.2(b).

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lender Default” shall have the meaning set forth in Section 2.16(a).

“letter of credit” shall mean as such term is defined in the UCC.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2.

“Letter-of-Credit Rights” shall mean as such term is defined in the UCC.

“Letters of Credit” shall have the meaning set forth in Section 2.9.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any property or asset of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Limited Partner” shall mean Rosewood, IEVP or any other owner or holder of any limited partnership interest in Borrower, and “Limited Partners” means collectively all of such Persons.

“Loan Party” shall mean Borrower, each Subsidiary of Borrower and General Partner, and “Loan Parties” means collectively all of such Persons.

“Loans” shall mean the Term Loans and all of the outstanding Revolving Advances.

“Management Fee Subordination Agreement” shall mean that certain letter agreement regarding “Subordination of Management Fees” dated as of December 1, 2005, among Insight Equity Vision Management, LLC, Borrower, the Subsidiaries of Borrower, General Partner and Agent.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, operations, properties, assets, businesses or prospects of Borrower or Borrower and its Subsidiaries taken as a whole, (b) Borrower’s ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contracts” means (a) the contracts which are material to the business or operations of Borrower or any of its Subsidiaries and (b) as to Borrower or any of its Subsidiaries, each supply, purchase, service, employment, tax, indemnity or other agreement or contract (other than this Agreement and the Other Documents) (i) for which the aggregate amount or value of services performed or to be performed for or by, or funds of other Property transferred or to be transferred to or by, Borrower or any of its Subsidiaries as a party to such agreement or contract, or by which Borrower or any of its Subsidiaries or any of its Properties is otherwise bound, during any calendar year exceeds $2,500,000 (or the equivalent amount in any currency) and any and all amendments, restatements or other modifications thereof or (ii) which, if terminated, could reasonably be expected to have a Material Adverse Effect with respect to Borrower or any of its Subsidiaries.

“Maturity Date” shall mean the last day of the Term.

“Maximum Face Amount” shall mean, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Maximum Rate” shall mean, at any time and with respect to any Lender, the maximum rate of nonusurious interest under Applicable Law that such Lender may charge Borrower.  The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges contracted for, charged or received in connection with this Agreement and the Other Documents that constitute interest under Applicable Law.  Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower or any other Loan Party at the time of such change in the Maximum Rate.  To the extent that Agent and/or Lenders are relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Loans and/or other Obligations, Agent and Lenders will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent U.S. federal law permits Agent and/or Lenders to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Agent and Lenders will rely on U.S. federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate.  Additionally, to the extent permitted by Applicable Law now or hereafter in effect, Agent and/or Lenders may, at their option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other Applicable Law by giving notice, if required, to Borrower as provided by Applicable Law now or hereafter in effect.

“Maximum Revolving Advance Amount” shall mean $25,000,000.00.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Mortgages” shall mean the mortgages and deeds of trust on the Real Property securing the Obligations, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Net Orderly Liquidation Value” means, as to any particular Equipment or Inventory of Borrower (as applicable), an amount equal to (a) the estimated net proceeds that could be realized from a sale of such property given a reasonable period of time to find purchasers with a seller compelled to sell such property on an as-is, where-is basis, plus (b) an allocation of certain fixed expenses over all portions of such property, which amount shall be determined from time to time based upon an appraisal of such property acceptable to Agent in its credit judgment.

“Note” shall mean any Revolving Credit Note or Term Note, and “Notes” means, collectively, the Revolving Credit Notes and the Term Notes.

“Obligations” shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower and the other Loan Parties and Limited Partner (or any one or more of them) to Lenders and Agent (or any one or more of them) or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon or other payment or charge required to be paid by or in respect of Borrower under Article 3 hereof or any other term or provision of this Agreement or the Other

Documents, whether before or after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower or any other Loan Party or any Limited Partner, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including, without limitation, this Agreement and the Other Documents), whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent’s or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower’s or any other Loan Party’s or any Limited Partner’s Indebtedness, liabilities and/or obligations under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and Borrower or any other Loan Party or any Limited Partner and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of Borrower or any other Loan Party or any Limited Partner to Agent or Lenders to perform acts or refrain from taking any action.

“Organizational Documents” means, as to any Loan Party or Limited Partner, all of such Person’s certificate or articles of incorporation and bylaws, certificate of limited partnership and partnership agreement, certificate of organization or formation and operating agreement or regulations and/or other similar agreements, documents and/or instruments relating to the formation or organization of such entity or the conduct of its business or affairs (as applicable).

“Original Owners” shall mean General Partner, Rosewood and IEVP.

“Other Documents” shall mean the Mortgages, the Notes, the Acquisition Documents, any Guaranty, any Guarantor Security Agreement, the Pledge Agreements, the Mortgage Over Shares dated as of April 20, 2005 executed by Borrower to and in favor of Agent relating to shares of Vision-Ease Europe, any other Security Documents, the Term Loans B Intercreditor Agreement, the Management Fee Subordination Agreement, the Fee Letter, each Questionnaire, agreements relating to the Blocked Accounts, control agreements relating to any Investment Property or Deposit Accounts, financing statements, any Hedge Agreement permitted by this Agreement which is entered into between Borrower and PNC (or any direct or indirect Subsidiary or Affiliate of PNC), the Term Loans B Credit Documents and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by Borrower or any other Loan Party or any Limited Partner and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement (and shall include, without limitation, any amendment, restatement, renewal, supplement, ratification, confirmation, reaffirmation or other modification to any of the foregoing).

“Out-of-Formula Loans” shall have the meaning set forth in Section 15.2(b).

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, at least fifty percent (50%) of the Capital Stock having ordinary voting power to elect a majority of the directors of the Person or other Persons performing similar functions for such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment Office” shall mean initially Two Tower Center Boulevard, 8th Floor, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

“Permitted Encumbrances” shall mean:

(a)        (i) Liens in favor of Agent for the benefit of Agent and Lenders, and (ii) Liens in favor of the Term Loans B Agent for the benefit of the Term Loans B Agent and the Term Loans B Lenders securing the Term Loans B, provided that all such Liens securing the Term Loans B (A) shall be permitted only to the extent they are permitted by the Term Loans B Intercreditor Agreement and (B) shall be expressly junior and subordinate to the Liens securing the Obligations as provided in the Term Loans B Intercreditor Agreement;

(b)        Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the owner of the property or asset affected thereby, provided that the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect;

(c)        deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance;

(d)        deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower’s business;

(e)        judgment Liens that have been stayed or bonded arising in the ordinary course of Borrower’s business with respect to obligations which are not due or which are being contested in good faith by Borrower;

(f)         purchase money Liens placed upon equipment or fixed assets hereafter acquired to secure all or a portion of the purchase price thereof, provided that (i) any such Lien shall not encumber any property of any Loan Party other than the equipment or fixed assets so acquired and (ii) the aggregate amount of Indebtedness secured by such Liens at any time outstanding shall not exceed the amount thereof permitted by clause (e) of Section 7.8;

(g)        other Liens incidental to the conduct of Borrower’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, which do not in the aggregate detract from or impair Agent’s or Lenders’ rights in and to the Collateral or the value of property or assets of Borrower or its Subsidiaries or the intended use thereof in the operation of the business of Borrower or its Subsidiaries and which do not have priority over the Liens of Agent in or to the Collateral;

(h)        encumbrances on real property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects, deficiencies and irregularities in the title thereto which do not in the aggregate detract from or impair the value or intended use of the property or assets affected thereby to any material extent;

(i)         Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (f) above or clause (j) below, provided that any extension, renewal or replacement Lien (i) is limited to the property covered by the existing Lien and (ii) secures Indebtedness which is no greater in amount and has material terms no less favorable to any Loan Party, Agent or Lenders than the terms of the Indebtedness secured by the existing Lien;

(j)         Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens created in the ordinary course of business securing obligations that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP;

(k)        Liens disclosed on Schedule 1.2(a); and

(l)         Liens in favor of a trade creditor of Borrower attaching to Inventory owned by such trade creditor which is in the possession of Borrower and which is delivered by such trade creditor to Borrower pursuant to a consignment arrangement.

Notwithstanding the foregoing, however, none of the Permitted Liens referred to in clauses (b) through (k) of this definition preceding may, if and to the extent that they attach to any Receivables or Inventory, have priority over the Liens on Receivables and Inventory in favor of Agent for the benefit of Agent and Lenders.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“PIK Subordinated Notes” means any promissory notes issued after the Existing Agreement Closing Date pursuant to, and in accordance with the terms and provisions of, the Initial Subordinated Notes in effect as of the Existing Agreement Closing Date, which (a) promissory notes (if and when issued) represent deferred interest on the Initial Subordinated Notes that has been paid in kind and (b) promissory notes and the indebtedness evidenced thereby are fully subordinated to the payment and performance in full of the Obligations pursuant to the terms of the Subordination Agreement.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, (a) maintained or sponsored by Borrower, any of its Subsidiaries or any member of the Controlled Group; (b) to which any such entity has any obligation or liability; or (c) any such Plan to which Borrower, any of its Subsidiaries or any member of the Controlled Group makes contributions or is required to contribute on behalf of any of its employees.

“Pledge Agreement” shall mean (a) for Borrower or any Subsidiary of Borrower, a pledge agreement, security agreement, collateral assignment or other similar agreement, document or instrument executed by Borrower or a Subsidiary (as applicable) to and in favor of Agent in form and substance satisfactory to Agent pursuant to which Borrower or such Subsidiary grants to Agent, as security for the payment and performance of the Obligations, all Subsidiary Capital Stock owned by Borrower or such Subsidiary, (b) for each Limited Partner, a pledge agreement, security agreement, collateral assignment or other similar agreement, document or instrument executed by such Limited Partner to and in favor of Agent in form and substance satisfactory to Agent pursuant to which such Limited Partner grants to Agent, as security for the payment and performance of the Obligations, all of his or its Borrower Partnership Interests and General Partner Membership Interests, and (c) for General Partner, a pledge agreement, security agreement, collateral assignment or other similar agreement, document or instrument executed by General Partner to and in favor of Agent in form and substance satisfactory to Agent pursuant to which General Partner grants to Agent, as security for the payment and performance of the Obligations, all of General Partner’s Borrower Partnership Interests; provided, however, that the term “Pledge Agreement” shall not include any of the agreements referred to in clause (b) or (c) preceding at any time after Agent is obligated to release its security interests in the Borrower Partnership Interests and the General Partner Membership Interests in accordance with Section 4.22.

“PNC” shall mean PNC Bank, National Association.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Property” means, for any Person, property or assets of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Existing Agreement Closing Date.

“Public Offering” shall mean an offering of securities (whether debt or equity or other securities) pursuant to a registration statement declared effective by the United States Securities and Exchange Commission.

“Purchasing Lender” shall have the meaning set forth in Section 15.3(c) hereof.

“Put Subordinated Notes” means any promissory notes issued after the Existing Agreement Closing Date pursuant to, and in accordance with the terms and provisions of, the Subordinated Credit Agreement upon a “put” of one or more of the Warrants or of the securities acquirable upon exercise of the Warrants, which promissory notes and the indebtedness evidenced thereby are fully subordinated to the payment and performance in full of the Obligations pursuant to the terms of the Subordination Agreement and shall, in each case, be in form and substance reasonably satisfactory to Agent.

“Questionnaire” shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrower and delivered to Agent.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of Borrower’s or any Subsidiary’s right, title and interest in and to (a) each of the owned and leased premises identified on Schedule 4.25 hereto and (b) any other real property or interest therein now owned or hereafter acquired by Borrower or any of its Subsidiaries.

“Receivables” shall mean and include, as to any Person, all of such Person’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Person by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

“Release” shall have the meaning set forth in Section 5.7(c) hereof.

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Required Consents” means those consents or approvals required from parties to the Material Contracts or Governmental Authorizations required from any Governmental Body that are necessary or required in order to give effect to the transactions contemplated by the Acquisition Documents, this Agreement or the Other Documents (including, without limitation, to permit the grant of a security interest therein or the exercise of any right or remedy of Agent in connection therewith) or to enable Borrower to operate the property and business acquired pursuant to the Acquisition Agreement.

“Required Lenders” shall mean Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Commitment Percentages; provided, however, if there are fewer than three Lenders, “Required Lenders” shall include all Lenders.

“Reserve Percentage” shall mean the maximum effective percentage in effect for Agent (in its individual capacity as a bank) on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

“Rosewood” means Rosewood Vision Corporation, a Delaware corporation.

“Rosewood Pledge Agreement Ratification” means a ratification, confirmation and reaffirmation, executed by Rosewood, of Rosewood’s obligations under the Pledge Agreement executed by it, which agreement shall include, without limitation, an agreement to the effect that the Liens granted under such Pledge Agreement secure the increased amount of the Obligations.

“Revolving Advances” shall have the meaning set forth in Section 2.1(a) hereof.

“Revolving Credit Notes” shall have the meaning set forth in Section 2.1(a) hereof.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the Alternate Base Rate with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two and one-half of one percent (2.50%) with respect to Eurodollar Rate Loans.

“Security Documents” shall have the meaning set forth in Section 4.26(b).

“Seller” shall mean Vision-Ease Lens, Inc., a Minnesota corporation.

“Senior Debt Payments” shall mean, for any period and without duplication, the sum of (a) all interest accrued with respect to any Indebtedness for borrowed money (including, without limitation, the Loans and the Term Loans B) of Borrower and its Subsidiaries during such period, other than interest accrued under the Subordinated Notes, plus (b) all scheduled principal payments and mandatory prepayments (but excluding optional prepayments) on any Indebtedness for borrowed money (including, without limitation, the Loans and the Term Loans B) of Borrower and its Subsidiaries during such period, other than any such principal payments under the Subordinated Notes, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances during such period (other than the fees, commissions and charges payable on the Closing Date under this Agreement, the Fee Letter and the Term Loans B Credit Agreement, and other than fees previously amortized that are required to be expensed due to this amendment and restatement of the Existing Agreement), plus (d) all payments made with respect to Capitalized Lease Obligations during such period.

“Settlement Date” shall mean the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

“Subordinated Credit Agreement” shall mean that certain Securities Purchase Agreement dated as of October 31, 2004, by and among Borrower, General Partner, the Subsidiaries of Borrower which are Guarantors, PNC Venture Corp, PNC Equity Partners, L.P. and Erie Indemnity Company, as the same may be amended or modified from time to time in accordance with (but only in accordance with) this Agreement and the Subordination Agreement.

“Subordinated Credit Documents” shall mean the Subordinated Credit Agreement, the Subordinated Notes, the Subordination Agreement, the Warrants, the “Warrant Securities” as defined in the Subordinated Credit Agreement and any and all other agreements, documents and instruments executed and/or delivered in connection with any of the foregoing, in each case as the same may be amended or modified from time to time in accordance with (but only in accordance with) this Agreement and the Subordination Agreement.

“Subordinated Debt Payments” shall mean and include all cash actually expended to make payments of principal or interest on the Subordinated Notes.

“Subordinated Loans” shall mean the loans or indebtedness evidenced by the Subordinated Notes.

“Subordinated Notes” shall mean, collectively, the Initial Subordinated Notes, the PIK Subordinated Notes and the Put Subordinated Notes.

“Subordination Agreement” shall mean that certain Amended and Restated Intercreditor Agreement dated as of December 1, 2005, among Agent, the Term Loans B Agent, PNC Venture Corp, PNC Equity Partners, L.P., Erie Indemnity Company, Connecticut General Life Insurance Company, Connecticut General Life Insurance Company in Respect of a Separate Account, Life Insurance Company of North America, Borrower, General Partner and the Subsidiaries of Borrower which are Guarantors, as the same may be amended or modified from time to time.

“Subsidiary” shall mean, as to Borrower or, if otherwise specified, such other Person specified, a corporation or other entity of whose Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by Borrower or such other Person (as applicable).

“Subsidiary Capital Stock” shall mean, with respect to any Person, all issued and outstanding (at any time and from time to time) Capital Stock issued by, of or in any Subsidiary of such Person.

“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under any (a) synthetic, off-balance sheet or tax retention lease, or (b) agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” shall mean, at a particular date and without duplication, (a) the aggregate amount of all assets of Borrower and its consolidated Subsidiaries as may be properly classified as such in accordance with GAAP consistently applied excluding, subject to the proviso below, such other assets as are properly classified as intangible assets under GAAP (which assets so excluded include, without limitation, all Receivables of Borrower and its consolidated Subsidiaries, whether owed by an Affiliate or employee of Borrower and/or any of its consolidated Subsidiaries, any third-party or otherwise) less (b) the aggregate amount of all liabilities of Borrower and its consolidated Subsidiaries as may be properly classified as such in accordance with GAAP; provided, however, that intangible assets acquired on or after December 1, 2005, shall not be so excluded from the calculation of Tangible Net Worth.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loans” shall mean the Existing Term Loans and the additional Advances made pursuant to Section 2.4 hereof.

“Term Loans Amount” shall mean $13,725,424.00.

“Term Loans B” shall mean the “Term Loans” as defined in the Term Loans B Credit Agreement.

“Term Loans B Agent” shall mean the “Agent” as such term is defined in the Term Loans B Credit Agreement.

“Term Loans B Credit Agreement” shall mean that certain Loan and Security Agreement dated as of December 1, 2005, among ORIX Finance Corp. and the other lenders identified therein or parties thereto from time to time, ORIX Finance Corp. in its capacity as agent for such lenders, Borrower, the Subsidiaries of Borrower and General Partner, as such agreement may be amended, modified, supplemented, renewed, restated or replaced from time to time if and to the extent permitted by the Term Loans B Intercreditor Agreement.

“Term Loans B Credit Documents” shall mean the Term Loans B Credit Agreement, the Term Loans B Notes, the Term Loans B Intercreditor Agreement and the “Other Documents” as defined in the Term Loans B Credit Agreement.

“Term Loans B Debt Payments” shall mean and include all cash actually expended to make payments of principal or interest on the Term Loans B Notes.

“Term Loans B Lenders” shall mean the “Lenders” as such term is defined in the Term Loans B Credit Agreement.

“Term Loans B Notes” shall mean the “Term Notes” as defined in the Term Loans B Credit Agreement.

“Term Loans B Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of December 1, 2005, among Agent, the Term Loans B Agent, Borrower, the Subsidiaries of Borrower and General Partner, as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time.

“Term Loans Overadvance Amount” shall mean $5,000,000.00.

“Term Loans Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one-half of one percent (0.50%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus three and one-half of one percent (3.50%) with respect to Eurodollar Rate Loans.

“Term Notes” shall have the meaning set forth in Section 2.4 hereof.

“Termination Event” shall mean (a) a Reportable Event with respect to any Plan or Multiemployer Plan; (b) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Plan, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the termination, insolvency or reorganization of a Multiemployer Plan; (d) the institution by the PBGC of proceedings to terminate a Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA of Borrower or any member of the Controlled Group from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent; and (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any member of the Controlled Group.  For purposes of this definition, the term “Plan” shall be limited to Plans which are subject to Title IV of ERISA.

“Total Financing Amount” shall mean an amount equal to the sum of (a) the Maximum Revolving Advance Amount plus (b) the Term Loans Amount.

“Total Leverage Ratio” shall mean, as of any date of determination (the “calculation date”), the ratio of (a) Total Debt to (b) EBITDA.  For purposes of this definition:

(i)         the “Total Debt” shall mean, as of any calculation date, the sum of all Indebtedness of Borrower and its Subsidiaries as of such calculation date and consolidated in accordance with GAAP; and

(ii)        the “EBITDA” shall mean EBITDA for the twelve month period ending on the date of such determination; provided, however, that in calculating the Total Leverage Ratio for any period ending on or before September 30, 2005, EBITDA shall be annualized based on the actual period elapsed between the Existing Agreement Closing Date and the calculation date (i.e., by determining what EBITDA was for the period commencing on the Existing Agreement Closing Date and continuing through the calculation date and multiplying such amount by the quotient obtained by dividing (A) 365 days by (B) the number of days actually elapsed between the Existing Agreement Closing Date and the calculation date.

“Toxic Substance” shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances.  “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” means (a) the actions or transactions which are required to be taken or consummated to satisfy the conditions precedent set forth in Section 8.1 of the Existing Agreement and Section 8.1 hereof, (b) the Advances made by Lenders to Borrower under the Existing Agreement or this Agreement, and (c) the use of the proceeds of such Advances in accordance with Section 2.15 of the Existing Agreement and Section 2.15 hereof.

“Transferee” shall have the meaning set forth in Section 15.3(b) hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas and/or any other jurisdiction, the laws of which are applicable to or in connection with the creation, perfection or priority of any Lien or any Property created pursuant to this Agreement or any Other Document.

“Unadjusted EBITDA” shall mean, for any period and without duplication, the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation expenses of Borrower and its consolidated Subsidiaries for such period, plus (c) amortization expenses of Borrower and its consolidated Subsidiaries for such period, plus (d) management fee expenses of Borrower, to the extent permitted under Section 7.7 hereof, for such period, plus (e) if and to the extent not already included in clause (c) above, fees, commissions and charges payable on the Closing Date under this Agreement, the Fee Letter or the Term Loans B Credit Agreement and fees previously amortized that are required to be expensed due to this amendment and restatement of the Existing Agreement.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than Term Loans and, if the Formula Amount is the lesser amount under clause (a) preceding, the outstanding Letters of Credit up to an aggregate amount of such Letters of Credit not to exceed the remainder of the Maximum Revolving Advance Amount minus the Formula Amount) plus (ii) all amounts due and owing to Borrower’s trade creditors which are 60 days or more past due, plus (iii) fees and expenses for which Borrower is liable but which have not been paid or charged to Borrower’s Account.

“U.S.” shall mean the United States of America.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Vision-Ease Asia” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Vision-Ease Canada” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Vision-Ease Europe” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Vision-Ease Lens” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Warrants” means any of the warrants issued or issuable under the Subordinated Credit Agreement, including any replacements or substitutions thereof permitted under this Agreement and the Subordination Agreement.

“Week” shall mean the time period commencing with the opening of business on a Wednesday and ending on the close of business the following Tuesday.

“Working Capital Adjustment” shall mean the anticipated working capital adjustment relating to Borrower’s acquisition of assets pursuant to the Acquisition Agreement, which adjustment is anticipated to result in an adjustment to the purchase price previously paid by Borrower under the Acquisition Agreement and a corresponding refund to Borrower.

Section 1.3             UCC Terms.  All terms used herein and defined in the UCC as adopted in the State of Texas from time to time shall have the meanings given therein unless otherwise defined herein.  To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

Section 1.4             Certain Matters of Construction.  The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise provided or not permitted herein, all references to any agreement, documents or instruments to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

ARTICLE 2

ADVANCES, PAYMENTS

Section 2.1             Advances.

(a)           Revolving Advances.  Lenders previously made revolving loans or advances to Borrower under the terms of the Existing Agreement, which loans or advances are in the aggregate, outstanding principal amount of $18,025,081.49 as of the Closing Date (the “Existing Revolving Advances”).  The parties hereto acknowledge and agree that the Existing Revolving Advances shall, for all purposes of this Agreement and the Other Documents, constitute a part of the Revolving Advances (as hereinafter defined) which are outstanding under, governed by and payable in accordance with this Agreement and the Revolving Credit Notes.  Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 2.1(b), each Lender, severally and not jointly, will make revolving credit loans or advances (collectively, and inclusive of the Existing Revolving Advances, “Revolving Advances”) from time to time during the Term to Borrower at Borrower’s request (in accordance with Section 2.2) up to an aggregate principal amount outstanding at any time not to exceed such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)            up to 85%, subject to the provisions of Section 2.1(b) hereof (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii)           up to 85% of the Net Orderly Liquidation Value of Eligible Inventory, subject to the provisions of Section 2.1(b) hereof (“Inventory Advance Rate”) (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the “Advance Rates”), plus

(iii)          during the period (and only during the period) from the Closing Date through and including May 31, 2006, up to 50% of the lesser of $2,077,152.93 or the amount of the Working Capital Adjustment which, at such time of determination, has been unconditionally awarded to Borrower in accordance with the binding arbitrator’s report of Steven Skalak dated November 8, 2005, but which has not yet been paid to Borrower by Seller or BMC Industries, Inc.; provided, however, that this clause (iii) shall not apply on or after June 1, 2006, minus

(iv)          the aggregate amount of outstanding Letters of Credit, minus

(v)           such reserves as Agent may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (A) Sections 2.1(a)(y)(i), (ii) and (iii) minus (B) Sections 2.1(a)(y)(iv) and (v) at any time and from time to time shall be referred to as the “Formula Amount”.  Such Formula Amount for each Business Day shall be determined in good faith by Agent.  The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Notes”) substantially in the form attached hereto as Exhibit 2.1(a).

(b)           Discretionary Rights.  The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion.  Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing any reserves may limit or restrict Advances requested by Borrower.  The rights of Agent under this Section 2.1(b) are subject to Section 15.2(b).

Section 2.2             Procedure for Borrowing Advances.

(a)           Borrower may notify Agent prior to 11:00 a.m. on a Business Day of Borrower’s request to borrow, on that day, a Revolving Advance hereunder.  Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, the same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

(b)           Notwithstanding the provisions of Section 2.2(a) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Agent at least three (3) Business Days’ prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess of such amount, and (iii) the duration of the first Interest Period therefor.  Interest Periods for Eurodollar Rate Loans shall be for one, two, three or six months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day.  No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

(c)           Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in clause (iii) of Section 2.2(b) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the Maturity Date.

Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be.  Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If Agent  does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

(d)           Provided that no Event of Default shall have occurred and be continuing or, in the case of a conversion from a Domestic Rate Loan to a Eurodollar Rate Loan, that no Default or Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan or on any Business Day with respect to Domestic Rate Loans, convert any such Loan into a Loan of another type in the same aggregate principal amount, provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If Borrower desires to convert a Loan, Borrower shall give Agent not less than three (3) Business Days’ prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day’s prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the Loans to be converted and, if the conversion is from a Domestic Rate Loan to any other type of Loan, the duration of the first Interest Period therefor.  After giving effect to each such conversion, there shall not be outstanding more than four (4) Eurodollar Rate Loans, in the aggregate.

(e)           At its option and upon three (3) Business Days’ prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment.  Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment.  In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

(f)            Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion or continuation of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion or continuation of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be deemed conclusive absent manifest error.

(g)           Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this clause (g), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type.  If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent’s request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrower shall be conclusive absent manifest error.

Section 2.3             Disbursement of Advance Proceeds.  All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower’s Account on Agent’s books.  During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.  Subject to Section 2.15, the proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower’s operating account at PNC, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

Section 2.4             Term Loans.  Lenders previously made term loans to Borrower under the terms of the Existing Agreement, which Loans are in the aggregate, outstanding principal amount equal to the Existing Term Loans Balance as of the Closing Date (the “Existing Term Loans”).  The parties hereto acknowledge and agree that the Existing Term Loans (and all accrued and unpaid interest thereon) shall, for all purposes of this Agreement and the Other Documents, constitute a part of the Term Loans (as hereinafter defined) which are outstanding under, governed by and payable in accordance with this Agreement and the Term Notes.  Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make an additional term loan (collectively, and inclusive of the Existing Term Loans, the “Term Loans”) to Borrower in the sum equal to such Lender’s Commitment Percentage of the remainder of (a) the Term Loans Amount minus (b) the Existing Term Loans Balance.  Once repaid, the Term Loans may not be reborrowed.  The Term Loans shall be advanced on the Closing Date (exclusive of the Existing Term Loans which were advanced on the Existing Agreement Closing Date) and shall be (inclusive of the Existing Term Loans Balance of the Existing Term Loans), with respect to unpaid principal, payable as follows, subject, however, to acceleration upon the occurrence of an Event of Default under this Agreement or early termination of this Agreement for any reason:  (i) monthly principal installments in the amount of $138,888.89 each due and payable on the first Business Day of each calendar month commencing January 1, 2006 and continuing through and including December 1,

2008, and (ii) a final principal installment in an amount equal to the then outstanding principal of all of the Term Loans, due and payable on the Maturity Date; provided, however, that the unpaid balance of all of the Term Loans shall be due and payable in full at the earlier of Borrower’s refinancing of any part of the Loans advanced under this Agreement or the end of the Term.  Additionally, as set forth in and subject to Section 2.14(b), certain of  Borrower’s Excess Cash Flow will be applied to the unpaid balance of the Term Loans, such application to be applied to installments of principal in the inverse order of maturities thereof.  The Term Loans shall be evidenced by one or more secured promissory notes (collectively, the “Term Notes”) in substantially the form attached hereto as Exhibit 2.4.

Section 2.5             Maximum Advances.  Subject to the minimum Undrawn Availability required as of the Closing Date by this Agreement, the aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less outstanding Letters of Credit or (b) the Formula Amount.

Section 2.6             Repayment of Advances.

(a)           The Revolving Advances shall be due and payable in full on the Maturity Date subject to earlier prepayment as herein provided.  The Term Loans shall be due and payable as provided in Section 2.4 hereof and in the Term Notes, subject to mandatory prepayments as herein provided.

(b)           Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to, and proceeds of, Collateral may not be collectible by Agent on the date received.  In consideration of Agent’s agreement to conditionally credit Borrower’s Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the interest and other charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day on which Agent receives such payments via wire transfer or electronic depository check; (ii) in the case of any payment made by depository check, the Business Day on which Agent receives such payment in a Blocked Account established at PNC; or (iii) in the case of payments received by Agent in any other form or upon any other terms, the Business Day such payment constitutes good funds in Agent’s account.  Agent is not, however, required to credit Borrower’s Account for the amount of any item of payment which is not made in the form required pursuant to this Section 2.6(b) and which is unsatisfactory to Agent and Agent may charge Borrower’s Account for the amount of any such item of payment which is returned to Agent unpaid.

(c)           All payments of principal, interest and other amounts payable hereunder or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in lawful money of the U.S. in federal funds or other funds immediately available to Agent.  Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower’s Account or, if Agent so determines in its sole discretion, by making Advances as provided in Section 2.2 hereof.

(d)           Borrower shall pay principal, interest and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

Section 2.7             Repayment of Excess Advances.  The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

Section 2.8             Statement of Account.  Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrower’s Account”) in the name of Borrower in which Agent shall record the date and amount of each Advance and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender.  Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, fees charged and any other transactions between Agent and Borrower, during such month.  The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower’s specific exceptions thereto within 30 days after such statement is received by Borrower.  The records of Agent with respect to Borrower’s Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

Section 2.9             Letters of Credit.  Lender previously issued letters of credit to Borrower under the terms of the Existing Agreement, which letters of credit that remain outstanding as of the Closing Date are described on Schedule 2.9 hereto (the “Existing Letters of Credit”).  The parties hereto acknowledge and agree that the Existing Letters of Credit shall, for all purposes of this Agreement and the Other Documents, constitute a part of the Letters of Credit (as hereinafter defined) which are issued and outstanding under, governed by and payable in accordance with this Agreement and any applicable Other Documents.  Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of standby and/or commercial letters of credit for the account of Borrower (inclusive of the Existing Letters of Credit, “Letters of Credit”); provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance thereof would then cause the sum of (a) the outstanding Revolving Advances plus (b) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (i) the Maximum Revolving Advance Amount or (ii) the Formula Amount.  The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed $2,000,000 in the aggregate at any time.  All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

Section 2.10           Issuance and Requirements of Letters of Credit, etc.

(a)           Request for Issuance.  Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent, at the Payment Office, prior to 10:00 a.m. (New York time), at least five (5)  Business Days’ prior to the proposed date of issuance, Agent’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request.  Borrower also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

(b)           Certain Terms.  Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six months (as to commercial Letters of Credit) or 12 months (as to standby Letters of Credit) after such Letter of

Credit’s date of issuance and in no event later than the last day of the Term.  Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer (“UCP 500”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590) (“ISP98 Rules”), as determined by Agent, and each trade Letter of Credit shall be subject to UCP 500.

(c)           Notification of Lenders.  Agent shall use its reasonable efforts to notify Lenders of the request by Borrower for a Letter of Credit hereunder.

Section 2.11           Requirements for Issuance of Letters of Credit, etc.

(a)           Borrower as Account Party.  Borrower shall authorize and direct any Issuer to name Borrower as the “Applicant” or “Account Party” of each Letter of Credit.  If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

(b)           Disbursements, Reimbursement

(i)            Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Commitment Percentage of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(ii)           In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrower.  Provided that it shall have received such notice, Borrower shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 noon, New York time on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer.  In the event Borrower fails to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 noon, New York time, on the Drawing Date, Issuer will promptly notify Agent and each Lender thereof, and Borrower shall be deemed to have requested that a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the lesser of the Maximum Revolving Advance Amount or the Formula Amount and subject to Section 8.2 hereof.  Any notice given by Issuer pursuant to this Section 2.11(b)(ii) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iii)          Each Lender shall upon any notice pursuant to Section 2.11(b)(ii) make available to Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.11(b)(iv)) each be deemed to have made a Domestic Rate Loan to Borrower in that amount.  If any Lender so notified fails to make available to Agent the amount of such Lender’s Commitment Percentage of such amount by no later than 2:00 p.m.,

New York time on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (A) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (B) at a rate per annum equal to the rate applicable to Domestic Rate Loans on and after the fourth day following the Drawing Date.  Agent will promptly give notice of the occurrence of the Drawing Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.11(b)(iii), provided that such Lender shall not be obligated to pay interest as provided in clause (A) and (B) above until and commencing from the date of receipt of notice from Agent of a drawing.

(iv)          With respect to any unreimbursed drawing that is not converted into a Domestic Rate Loan to Borrower in whole or in part as contemplated by Section 2.11(b)(ii), because of Borrower’s failure to satisfy the conditions set forth in Section 8.2 (other than any notice requirements) or for any other reason, Borrower shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Domestic Rate Loan.  Each Lender’s payment to Agent pursuant to Section 2.11(b)(iii) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment under this Section 2.11(b).

(v)           Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events:  (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued or created hereunder remains outstanding and uncancelled and (C) all Persons (other than the Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

(c)           Repayment of Participation Advances

(i)            Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrower (A) in reimbursement of any payment made by Issuer under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (B) in payment of interest on such a payment made by Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender’s Commitment Percentage of such funds, except Agent shall retain the amount of the Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.

(ii)           If Agent is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian or any official in any insolvency proceeding, any portion of the payments made by Borrower to Agent pursuant to Section 2.11(c)(i) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Agent, forthwith return to Agent the amount of its Commitment Percentage of any amounts so returned by Agent plus interest at the Federal Funds Effective Rate.

(d)           Documentation.  Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued for Borrower’s account and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from Borrower’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct, neither Issuer nor Agent shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

(e)           Determination to Honor Drawing Request.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

(f)            Nature of Participation and Reimbursement Obligations.  Each Lender’s obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrower to reimburse Issuer or Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.11(f) under all circumstances, including the following circumstances:

(i)            any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Issuer, Agent, Borrower or any other Person for any reason whatsoever;

(ii)           the failure of Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under this Section 2.11;

(iii)          any lack of validity or enforceability of any Letter of Credit;

(iv)          any claim of breach of warranty that might be made by Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any Subsidiaries of Borrower and the beneficiary for which any Letter of Credit was procured);

(v)           the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if Issuer or Agent or any of their Affiliates has been notified thereof;

(vi)          payment by Issuer or Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)         the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)        any failure by Issuer or Agent or any of their Affiliates to issue any Letter of Credit in the form requested by Borrower, unless Issuer has received written notice from Borrower of such failure within three (3) Business Days after Issuer shall have furnished Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)           any Material Adverse Effect on Borrower or any Guarantor;

(x)            any breach of this Agreement or any Other Document by any party thereto;

(xi)           the occurrence or continuance of an insolvency proceeding with respect to Borrower or any Guarantor;

(xii)          the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii)         the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

(xiv)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(g)           Indemnity.  In addition to amounts payable as provided in Section 15.5, Borrower and each other Loan Party hereby agrees to protect, indemnify, pay and save harmless Issuer, Agent and any of their Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuer, Agent or any of such Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (i) the gross negligence or willful misconduct of such Issuer or Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction or (ii) the wrongful dishonor by such Issuer or Agent or any of such Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called “Governmental Acts”).

(h)           Liability for Acts and Omissions.  As between Borrower and Issuer, Agent and Lenders, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of

Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the respective foregoing, neither Issuer nor Agent shall be responsible for:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer or Agent, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer or Agent’s rights or powers hereunder.  Nothing in the preceding sentence shall relieve Issuer or Agent from liability for its gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall Issuer, Agent or any of their Affiliates be liable to Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, Issuer or Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by Issuer, Agent or  such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer, Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer, Agent or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer or Agent under or in connection with the

Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, shall not put Issuer or Agent under any resulting liability to Borrower or any Lender.

(i)            Power of Attorney.  In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and is continuing, (i) to sign and/or endorse Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptance, (ii) to sign Borrower’s name on bills of lading, (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of Borrower or Agent or Agent’s designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose, and (iv) to complete in Borrower’s or Agent’s name, or in the name of Agent’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof.  Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s or its attorney’s gross negligence or willful misconduct.  This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

Section 2.12           Additional Payments.  Any sums expended by Agent or any Lender due to Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower’s obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower’s Account as a Revolving Advance and added to the Obligations.

Section 2.13           Manner of Borrowing and Payment.

(a)           Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.  The Term Loans shall be advanced according to the applicable Commitment Percentages of Lenders.

(b)           Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Advances shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders.  Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Loans shall be applied to the Term Loans pro rata according to the applicable Commitment Percentages of Lenders.  Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m., New York time, in Dollars and in immediately available funds.

(c)           (i) Notwithstanding anything to the contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent.  On or before 1:00 p.m., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows:  (A) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (B) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

(i)            Each Lender shall be entitled to earn interest at the applicable Contract Rate on outstanding Advances which it has funded.

(ii)           Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date.  Such certificate of Agent shall be conclusive in the absence of manifest error.

(d)           If any Lender or Participant (a “benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(e)           Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount.  Agent will promptly notify Borrower of its receipt of any such notice from a Lender.  If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Open Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent.  A certificate of Agent submitted to any Lender with respect to any amounts owing under this Section 2.13(e) shall be conclusive, in the absence of manifest error.  If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrower’s rights (if any) against such Lender.

Section 2.14           Prepayments.

(a)           Subject to Section 4.3 hereof, when Borrower or any of its Subsidiaries sells or otherwise disposes of any Collateral, other than Inventory in the ordinary course of business, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale or other disposition (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly, but in no event more than one (1) Business Day following receipt of such net proceeds, and, until the date of payment, such proceeds shall be held in trust for Agent.  The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.  Such repayments shall be applied (A) first, to the outstanding principal installments of the Term Loans, in the inverse order of the maturities thereof, and (B) second, to the remaining Advances in such order as Agent may determine, subject to Borrower’s ability to reborrow Revolving Advances in accordance with the terms hereof.

(b)           Borrower shall, at all times during which all or any part of the Term Loans or Revolving Advances are outstanding, commencing with the fiscal year ending December 31, 2005, prepay the outstanding principal amount of the Term Loans or, after the Term Loans have been repaid in full, Revolving Advances in an amount equal to the remainder of (i) fifty percent (50%) of Excess Cash Flow for each fiscal year less (ii) all unscheduled prepayments of the outstanding principal amount of the Term Loans made by Borrower during such fiscal year, payable upon delivery of the annual financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than 120 days after the end of each such fiscal year, which amount shall be applied, first, to the outstanding principal installments of the Term Loans in the inverse order of the maturities thereof and, second (after the Term Loans are paid in full), to the outstanding principal amount of the Revolving Advances.  In the event that the financial statements are not so delivered when due, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrower shall make the prepayment required by this Section 2.14(b), subject to adjustment when the financial statements are delivered to Agent as required hereby.  The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrower to deliver such financial statements.

(c)           Promptly after Borrower’s receipt of the proceeds of any issuance of any Capital Stock of Borrower or Borrower’s or any of its Subsidiaries’ receipt of the proceeds of a Public Offering, Borrower shall prepay the outstanding principal amount of the Advances equal to the net proceeds of such issuance or offering (i.e., gross proceeds less the reasonable costs of such issuance or offering); provided, however, that, with respect to a Public Offering, the net proceeds thereof that are required to be prepaid in accordance with this Section 2.14(c) shall not exceed the Term Loans Overadvance Amount.  Such repayments shall be applied (i) with respect to the net proceeds of an issuance that is not a Public Offering, first, to the outstanding principal installments of the Term Loans in the inverse order of the maturities thereof and, second (after the Term Loans are paid in full and with respect to the net proceeds of an issuance that is not a Public Offering), to the outstanding principal amount of the Revolving Advances, and (ii) with respect to the net proceeds of an issuance in connection with, or otherwise with respect to, a Public Offering, to the outstanding principal installments of the Term Loans in the direct order of the maturities thereof.

(d)           Promptly after Borrower’s receipt of a refund or purchase price adjustment in connection with the Working Capital Adjustment, Borrower shall prepay the principal amount of the Advances in an amount equal to the amount of such refund or adjustment; provided, however, that an amount not to exceed $2,300,000 of such refund or adjustment anticipated to be received by Borrower prior to or on or about the Closing Date shall not be required to be applied as a prepayment under this Section 2.14(d).  Such repayments shall be applied to the outstanding principal amount of the Revolving Advances.

(e)           In the event of any Change of Control or Change of Ownership, Borrower shall prepay all Loans and other Obligations (including any applicable prepayment premium) then outstanding, which prepayment shall be made within five Business Days after the date of the occurrence of such Change of Control or Change of Ownership.

(f)            Subject to any applicable prepayment penalty, Borrower may prepay the Term Loans in whole or in part at any time and from time to time.  Any such prepayment shall be applied to the outstanding principal installments of the Term Loans in the inverse order of the maturities thereof.

(g)           Each prepayment of the principal of the Term Loans shall be accompanied by Borrower’s payment of accrued interest on the principal being prepaid to the date of such prepayment.

Section 2.15           Use of Proceeds.  Borrower represents and warrants to Agent and Lenders that Borrower applied the proceeds of all Advances previously made on the Existing Agreement Closing Date in accordance with the requirements of Section 2.15 of the Existing Agreement.  Borrower shall apply the proceeds of the Advances made to it on the Closing Date to (a) pay in full the outstanding principal amount of, and all accrued and unpaid interest on, the Subordinated Loans, (b) pay accrued dividends on the issued and outstanding Class A-1 Preferred Partnership Rights of Borrower, which payment on such accrued dividends shall not exceed $600,821.92 in aggregate amount, (c) subject to Section 7.7(e), pay accrued dividends on and redeem in full the issued and outstanding Class A-2 Preferred Partnership Rights of Borrower, which payment on such accrued dividends shall not exceed $2,000,000 in aggregate amount and which redemption price shall not exceed $12,500,000.00 in aggregate amount, (d) pay fees and expenses relating to the foregoing and this Agreement and the Term Loans B Credit Agreement, and (e) provide for the working capital needs of Borrower and its Subsidiaries.

Section 2.16           Defaulting Lender.

(a)           Notwithstanding anything to the contrary contained herein, in the event any Lender (i) has refused (if such refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (ii) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

(b)           Advances shall be made pro rata by Lenders (the “Non-Defaulting Lenders”) which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default.  Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender’s Commitment Percentage of all Advances then outstanding.

(c)           A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents.  All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

(d)           Other than as expressly set forth in this Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged.  Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)           In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

ARTICLE 3

INTEREST AND FEES

Section 3.1             Interest.  Interest on Advances (including, without limitation, accrued and unpaid interest on Advances made under the Existing Agreement) shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months after the date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period.  Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, and (ii) with respect to the Term Loans, the applicable Term Loans Rate (as applicable, the “Contract Rate”).  Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate referencing the Alternate Base Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect.  The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date.  Notwithstanding anything to the contrary contained in this Agreement, upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (as applicable, the “Default Rate”) and the fees with respect to Letters of Credit referred to in clause (i) of Section 3.2(a) hereof shall be calculated and payable at the rate that is two percent (2%) per annum in excess of the otherwise applicable rate set forth in such clause.

Section 3.2             Letter of Credit Fees.

(a)           Borrower shall pay (i) to Agent, for the benefit of Lenders and subject to Section 3.1 hereof, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two and one-half of one percent (2.50%) per annum, to be paid monthly in arrears on the first day of each month and on the last day of the Term, (ii) with respect to (and only with respect to) each documentary or commercial Letter of Credit, to the Issuer, for its account only and subject to Section 3.1 hereof, a fronting fee equal to the face amount of such documentary or commercial Letter of Credit multiplied by one-quarter of one percent (0.25%), to be paid monthly in arrears on the first day of each month and on the last day of the Term until the expiration of such documentary or commercial Letter of Credit, and (iii) with respect to each Letter of Credit (including, without limitation, each documentary or commercial Letter of Credit), to the Issuer for its account only, any and all other fees and expenses as agreed upon by the Issuer and Borrower in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”).  All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction.  All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

(b)           After the occurrence of an Event of Default and during the continuation thereof or in the event of the termination of this Agreement, on demand, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to the sum of one hundred five percent (105%) of the outstanding Letters of Credit plus all fees and expenses then or thereafter payable in connection with such Letters of Credit, and Borrower hereby irrevocably authorizes Agent, after such occurrence and/or event, in its reasonable discretion, on Borrower’s behalf and in Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into any Lender’s possession at any time.  Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral.  Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

Section 3.3             Certain Fees.

(a)           Fee Letter.  Borrower shall pay to Agent and/or PNC (as applicable) all fees, costs, expenses and other amounts referred to in the Fee Letter, as and when the same are due or payable in accordance with the Fee Letter.

(b)           Facility Fee.  Subject to Section 3.6, if, for any month during the Term, the average daily sum of the aggregate, unpaid principal amount of the Revolving Advances plus the aggregate, undrawn face amount of the outstanding Letters of Credit for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to three-eighths of one percent (0.375%) per annum, in any case on the amount by which the Maximum Revolving Advance Amount exceeds such average daily sum.  Such fee shall be payable to Agent quarterly in arrears on the first day of January, April, July and October of each year with respect to the previous three months then most recently ended.

Section 3.4             Collateral Fees.

(a)           Collateral Management Fee.  Subject to Section 3.6, Borrower shall pay Agent a collateral management fee equal to the amount set forth in the Fee Letter commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term.  The collateral management fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(b)           Collateral Monitoring Fee.  Subject to Section 3.6, Borrower shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring (namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent’s benefit) a collateral monitoring fee in the amounts and at the times set forth in the Fee Letter, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis.

Section 3.5             Computation of Interest and Fees.  Subject to Section 3.6, interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall accrue and shall be payable at the applicable Contract Rate during such extension.

Section 3.6             Maximum Charges.

(a)           Notwithstanding anything to the contrary contained in this Agreement or any Other Document, no interest rate or amount of interest contracted for, charged or received (after taking into account any and all fees, charges or other amounts which constitute interest under Applicable Law) specified in this Agreement or any Other Document shall at any time exceed the Maximum Rate or the maximum amount thereof that would result from the Maximum Rate.  If at any time the Contract Rate (after taking into account any and all fees, charges and other amounts which constitute interest under Applicable Law) for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

(b)           Notwithstanding anything to the contrary contained in this Agreement or the Other Documents, none of the terms and provisions of this Agreement or the Other Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate.  The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the Other Documents which constitutes interest under applicable law shall be,  ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 3.6 or (ii) an amount, which when added to all other interest payable under this Agreement and the Other Documents, equals the Maximum Rate.  If, notwithstanding the foregoing, Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to Borrower or the other appropriate Loan Party.  In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, each Loan Party, Agent and Lenders shall, to the maximum extent permitted by Applicable Law, (A) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (B) exclude voluntary prepayments and the effects thereof, and (C) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided, however, that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Agent and/or Lenders, as appropriate, shall refund to Borrower or the other appropriate Loan Party the amount of such excess and, in such event, Agent and Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

(c)           Pursuant to Chapter 346 of the Texas Finance Code, as amended, Loan Parties agree that such Chapter 346 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to this Agreement or any Other Document or any of the Obligations.

Section 3.7             Increased Costs.  In the event that any change in any applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)           subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

(b)           impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)           impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be.  Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

Section 3.8             Basis For Determining Interest Rate Inadequate or Unfair.  In the event that Agent or any Lender shall have determined that:

(a)           reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b)           Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination.  If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans.  Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

Section 3.9             Capital Adequacy.

(a)           In the event that Agent or any Lender shall have determined that any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction.  In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods.  The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

(b)           A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

Section 3.10           Gross Up for Taxes.

(a)           All payments by Borrower or any other Loan Party of principal of and interest on the Loans and of all fees and other amounts payable under this Agreement and the Other Documents shall be made free and clear of, and without withholding or deduction by reason of, any present or future taxes, levies, duties, imposts, assessments or other charges levied or imposed by any Governmental Body (other than franchise taxes and taxes on or measured by the overall net income of any Lender) (collectively, “Taxes”).  If Borrower or any other Loan Party shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the Other Documents, (i) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (ii) Borrower or such other Loan Party, as applicable, shall make such withholding or deductions, and (iii) Borrower or such other Loan Party, as applicable, shall pay the full amount withheld or deducted to the relevant taxation authority or other Governmental Body in accordance with Applicable Law.  Borrower and each other Loan Party shall promptly furnish to Agent for distribution to each affected Lender, as the case may be, upon request of Agent or such Lender, official receipts evidencing such withholding, deduction or payment.

(b)           Borrower and each other Loan Party will indemnify Agent and each Lender (without duplication) against, and reimburse Agent and each Lender for, all present and future Taxes (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected) on or with respect to this Agreement or any Other Document or the Obligations or any portion thereof.  Each such indemnification shall be on an after-tax basis, taking into account any such Taxes imposed on the amounts paid as indemnity.

(c)           Without prejudice to the survival of any other term or provision of this Agreement, the Obligations of Borrower and the other Loan Parties under this Section 3.10 shall survive the payment of the Loans and other Obligations and the termination of the Commitments.

Section 3.11           Tax Withholding Clause.  Each Lender or assignee or participant of a Lender that is not incorporated or organized under the laws of the U.S. or a state thereof (and, upon the written request of Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each of Borrower and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under § 1.1441-1(c)(16) of the Income Tax Regulations (the “Regulations”)) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code.  The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and

the related statements and certifications as required under § 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in § 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.  Each Lender, assignee or participant required to deliver to Borrower and Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows:  (a) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrower hereunder for the account of such Lender; and (b) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent).  Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of Borrower and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent.  Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold U.S. federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the Regulations.  Further, Agent is indemnified under § 1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code.

ARTICLE 4

COLLATERAL AND GUARANTIES:  GENERAL TERMS

Section 4.1             Security Interests and Liens in and to the Collateral.

(a)           To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Loan Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest and Lien in and to all of such Loan Party’s Collateral, whether now owned or existing or hereafter acquired or arising and wherever located; provided, however, that (i) such assignment, pledge and grant of a security interest and Lien in and to the Capital Stock of a Foreign Subsidiary of Borrower shall be subject to Section 4.1(b) and (ii) such assignment, pledge and grant of a security interest and Lien in and to any property or assets of a Foreign Subsidiary shall be subject to Section 4.21(b).  Each such Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest.  Each such Loan Party shall promptly provide Agent with written notice of all commercial tort claims in which it is the plaintiff, such notice to contain the case title together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, each such Loan Party shall be deemed to hereby grant to Agent a security interest and Lien in and to such commercial tort claims and all proceeds thereof.

(b)           Without limiting the generality of Section 4.1(a) above, to secure the prompt payment and performance to Agent and each Lender of the Obligations, each of Borrower and each of its Subsidiaries hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to (i) 100% of the issued and outstanding Subsidiary Capital Stock of each Domestic Subsidiary and (ii) 66% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Subsidiary Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Subsidiary Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by Borrower or any Domestic Subsidiary.  Promptly after any request therefor made by Agent to Borrower after the Existing Agreement Closing Date, each Loan Party which owns any Capital Stock of any Foreign Subsidiary shall cause to be executed and delivered to Agent (1) a Pledge Agreement in form and substance satisfactory to Agent which is in form and substance appropriate for use in, and valid and enforceable under the laws of, the foreign jurisdiction in which such Foreign Subsidiary is organized and (2) all such further agreements, documents, instruments and legal opinions as Agent may request in connection therewith to perfect such security interest or to ensure or confirm the validity and enforceability thereof, in each case under the laws of such foreign jurisdiction.

(c)           As to the Collateral which consists of Real Property, Borrower and each Subsidiary which owns any such Real Property or interest therein shall execute and deliver to Agent, as security for the Obligations, a Mortgage in form and substance satisfactory to Agent, which Mortgage shall be executed and delivered on or before the Existing Agreement Closing Date, with respect to Real Property so owned on such date, or within 30 days after the acquisition of such Real Property, with respect to Real Property acquired after the Existing Agreement Closing Date; provided, however, that, unless Agent subsequently requests such a Mortgage in writing after the occurrence of an Event of Default, Borrower and its Subsidiaries shall not be obligated to execute or deliver a Mortgage covering the Real Property consisting of any leasehold interest or consisting of any Real Property located in a foreign country.

(d)           Notwithstanding anything to the contrary contained in any Pledge Agreement executed prior to the Closing Date, such Pledge Agreement is hereby amended and modified to (i) permit the grant of a security interest in the Collateral covered by such Pledge Agreement to and in favor of the Term Loans B Agent as security for the Term Loans B Notes, which security interest shall be subject to the terms and provisions of the Term Loans B Intercreditor Agreement, and (ii) permit the payment of fees, income or monies to Rosewood and/or IEVP in the form of distributions, dividends or otherwise as and to the extent referred to in Sections 2.15 and 7.7 of this Agreement.

Section 4.2             Perfection of Security Interest.  Each Loan Party shall each take all actions that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (a) promptly discharging all Liens other than Permitted Encumbrances, (b) upon Agent’s request to Borrower made not earlier than 30 days after the Closing Date, obtaining any landlords’, bailees’ or mortgagees’ waivers, subordinations and/or access agreements related to Real Property (whether owned in fee simple or leased by Borrower or any of its Subsidiaries) located in the U.S. and not obtained as of the Closing Date, provided, however, that (i) Borrower shall, without further request by Agent and within 30 days after the Closing Date, obtain such a landlords’ waiver, subordination and/or access agreement with respect to the leasehold interest of Borrower located in or near Ramsey, Minnesota and (ii) to the extent Borrower does not obtain any such waivers, subordinations and/or access agreements, Agent may, in its reasonable discretion, institute a reserve, (c) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (d) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (e) executing and delivering financing statements, control agreements, security agreements, instruments of pledge, mortgages, notices, assignments and amendments and/or modifications of any of the foregoing, this Agreement and each Other Loan Document in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest under the UCC or other Applicable Law.  Agent is hereby authorized to file financing statements without signature in accordance with the UCC as in effect in the State of Texas or any other jurisdiction from time to time.  By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party one or more financing continuation or amendment statements pursuant to the UCC in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, provided that the description of the Collateral set forth in the Security Documents shall be controlling as to the property or assets in which Agent has been granted a Lien).  All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower’s Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders promptly upon demand.

Section 4.3             Disposition of Collateral.  Each Loan Party will safeguard and protect all Collateral for Agent’s general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business, (b) the disposition or transfer of Equipment to Foreign Subsidiaries of Borrower during any fiscal year having an aggregate fair market value of not more than $2,500,000.00 and (c) the disposition or transfer of obsolete and worn-out Equipment or unusable Inventory in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $500,000.00 and only to the extent that (i) any proceeds of any such disposition of Equipment are used to acquire replacement Equipment which is subject to Agent’s first priority security interest or (ii) any proceeds of any such disposition are remitted to Agent to be applied pursuant to Section 2.14; provided, however, that, with respect to dispositions or transfers referred to in clause (b) preceding, the Equipment so disposed of or transferred shall be disposed of or transferred expressly subject to Agent’s first priority security interest therein (which security interest shall continue in full force and effect) and, substantially concurrently with such disposition or transfer, such Equipment shall be replaced with newly acquired Equipment of equal or greater value owned by Borrower or a Domestic Subsidiary of Borrower and located in the U.S. in which Agent has a perfected, first priority security interest as security for the Obligations.

Section 4.4             Preservation of Collateral.  Following the occurrence and during the continuance of a Default or Event of Default and in addition to the rights and remedies set forth in Section 11.1 hereof, Agent:  (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned (or, to the extent permitted by the applicable lease, leased) lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of any Loan Party’s owned or leased property.  Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct.  All of Agent’s expenses of preserving the

Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower’s Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

Section 4.5             Ownership of Collateral.  With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest:  (a) each Loan Party (as applicable) shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent, and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by any Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (d) each Loan Party’s Equipment and Inventory shall be located at the places for such Loan Party as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.  Each Loan Party has acquired, and at all times will continue to have, good and marketable title to all of the property and assets purported to be owned by it, free and clear of all Liens, security interests, claims or encumbrances of any kind except Permitted Encumbrances.

Section 4.6             Defense of Agent’s and Lenders’ Interests.  Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect.  During such period none of the Loan Parties shall, without Agent’s prior written consent, pledge, sell (except to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way, except for Permitted Encumbrances, any part of the Collateral.  Each Loan Party shall defend Agent’s interests in the Collateral against any and all Persons whatsoever.  At any time following demand by Agent for payment of all Obligations in accordance with the terms of this Agreement, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation:  labels, stationery, documents, instruments and advertising materials.  If Agent exercises this right to take possession of the Collateral, the Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent within the continental U.S. (for purposes hereof, the places set forth on Schedule 4.6 shall be deemed reasonably convenient to Agent).  In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law.  After the occurrence of an Event of Default, the Loan Parties shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and, if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

Section 4.7             Books and Records.  The Loan Parties shall:  (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business.  All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

Section 4.8             Financial Disclosure.  Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors engaged or employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning each such Loan Party’s financial status and business operations.  Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by any such Loan Party or otherwise.  Notwithstanding anything to the contrary in this Section 4.8, Agent and each Lender will attempt to obtain such information or materials directly from the Loan Parties prior to obtaining such information or materials from such accountants or such authorities, as the case may be.

Section 4.9             Compliance with Laws.  Each Loan Party shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of its business.  Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien on or security interest in the Collateral.  The assets of the Loan Parties at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of the Loan Parties so that such insurance shall remain in full force and effect.

Section 4.10           Examinations, Inspection of Premises and Appraisals.  At all reasonable times and in any event no less than twice during each fiscal year, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each of the Loan Parties’ books, records, audits, correspondence and all other papers relating to the Collateral and the operation of its business.  Agent, any Lender and their agents may enter upon any of the Loan Party’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of conducting field examinations and inspecting the Collateral and any and all records pertaining thereto and the operation of each Loan Party’s business.  Notwithstanding the foregoing, at any time after the occurrence and during the continuance of a Default or Event of Default, Agent may conduct any examination, inspection or appraisal without any restriction or limitation and at Borrower’s sole expense.

Section 4.11           Insurance.  Borrower and each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  At Borrower’s own cost and expense in amounts and with carriers acceptable to Agent, each of the Loan Parties shall (a) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood (provided that flood insurance shall not be required with respect to Real Property that is not located in a flood plain), sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s business, including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of any Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (e) maintain all such other types of insurance as may be required by Agent in its reasonable credit judgment from time to time; (f) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least 30 days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and either (1) providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least 30 days’ prior written notice is given to Agent or (2) otherwise acceptable to Agent.  In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and each Loan Party to make and deliver payment for such loss to Agent and not to any Loan Party and Agent jointly.  If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, each Loan Party hereby appoints Agent or Agent’s designee as such Loan Party’s attorney-in-fact with the power to endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.  Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), (b) and (c) above.  All loss recoveries received by Agent upon any such insurance shall be applied to the Obligations, in such order as Agent in its sole discretion shall determine.  Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by Borrower to Agent on demand.

Section 4.12           Failure to Pay Insurance.  If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, and charge Borrower’s Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

Section 4.13           Payment of Taxes.  Each Loan Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, other than taxes contested by such Loan Party in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and with respect to which no Lien has been filed.  If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to any Loan Party pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof.  The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower’s Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower’s and each Loan Party’s credit and Agent shall retain its security interest in any and all Collateral held by Agent.

Section 4.14           Payment of Leasehold Obligations.  Each Loan Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, other than rental obligations contested by such Loan Party in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and with respect to which no Lien has been filed, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request, will provide evidence of having done so.

Section 4.15           Receivables.

(a)           Nature of Receivables.  Each of the Receivables of any Loan Party shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of such Loan Party, or work, labor or services theretofore rendered by such Loan Party as of the date each Receivable is created.  The same shall be due and owing in accordance with Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be permitted pursuant to the definition of “Eligible Receivables” hereof and/or stated on the accounts receivable schedules delivered by Borrower to Agent.

(b)           Solvency of Customers.  Each Customer, to the best of Borrower’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or, with respect to such Customers of any Loan Party who are not solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)           Location of Loan Parties.  The chief executive office of each Loan Party is located at 7000 Sunwood Drive NW, Ramsey, Minnesota  55303.  Until written notice is given to Agent by Borrower of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)           Collection of Receivables.  Until any Loan Party’s authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Lenders’ best interest to do so), each Loan Party will, at such Loan Party’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations and the Term Loans B Debt Payments if and to the extent permitted by the Intercreditor Agreement.  Borrower shall deposit in a Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)           Notification of Assignment of Receivables.  At any time following the occurrence of an Event of Default or Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both.  Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower’s Account and added to the Obligations.

(f)            Power of Agent to Act on Borrower’s Behalf.  Agent shall have the right, at any time following the occurrence and during the continuance of a Default, to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and such Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  Each Loan Party hereby appoints Agent or Agent’s designee as such Loan Party’s attorney with power, at any time following the occurrence and during the continuance of a Default, (i) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission or for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.  Agent shall have the right, at any time following the occurrence and during the continuance of an Event of Default or Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

(g)           No Liability.  Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.  Following the occurrence and during the continuance of an Event of Default or Default, Agent may, without notice to or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof.  Agent is authorized and empowered to accept, following the occurrence and during the continuance of an Event of Default, the return of the goods represented by any of the Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.

(h)           Establishment of a Lockbox Account, Dominion Account.  All proceeds of Collateral shall be deposited by Borrower into a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) maintained with PNC as Agent may require pursuant to an arrangement with such bank as may be acceptable to Agent.  Borrower shall grant to Agent exclusive control over the Blocked Accounts (unless and until all Obligations are paid and performed in full and this Agreement has been terminated, subject to Section 13.2) and shall issue to any such bank irrevocable instructions directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent.  All funds deposited in such Blocked Accounts shall immediately become the property of Agent and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited.  Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.  All depository accounts and other bank accounts of any Loan Party, including, without limitation, all Blocked Accounts, are described and set forth on Schedule 4.15(h) hereto.

(i)            Adjustments.  No Loan Party will, without Agent’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

Section 4.16           Inventory.  To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

Section 4.17           Maintenance of Equipment.  The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved.  No Loan Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.  Each Loan Party shall have the right to sell its Equipment to the extent set forth in Section 4.3 hereof.

Section 4.18           Exculpation of Liability.  Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.  Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assumes any of any Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

Section 4.19           Environmental Matters.

(a)           Each Loan Party shall ensure that the Real Property is maintained in compliance in all material respects with all applicable Environmental Laws and shall not place or permit to be placed any Hazardous Substances on any Real Property except as authorized by Applicable Law or appropriate Governmental Bodies.

(b)           Each Loan Party which owns any fee interest in any Real Property on which Hazardous Substances or Hazardous Waste may be produced, generated, stored, used or maintained shall establish and maintain a system to assure and audit continued compliance with all applicable Environmental Laws, which system shall include periodic reviews of such compliance.

(c)           Each Loan Party shall dispose of any and all Hazardous Waste generated at the Real Property only at facilities authorized under applicable Environmental Laws to manage Hazardous Wastes.  Each Loan Party shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by such Loan Party in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d)           In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any

such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint.  Such information is to be provided to allow Agent to protect its security interest in the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(e)           Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances and shall, unless otherwise agreed by Agent, continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Agent until the claim is settled.  Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file with an Authority under any Environmental Laws.  Such information is to be provided solely to allow Agent to protect Agent’s security interest in the Real Property and the Collateral.

(f)            Each Loan Party shall respond in accordance with applicable Environmental Laws to any Hazardous Discharge or Environmental Complaint and take all action reasonably necessary to avoid subjecting the Collateral or Real Property to any Lien.  If neither Borrower nor the applicable Loan Party shall respond in accordance with applicable Environmental Laws to any Hazardous Discharge or Environmental Complaint, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral:  (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deems reasonably necessary or advisable, to clean up, remove, mitigate or otherwise remediate any such Hazardous Discharge or Environmental Complaint, as may be required by Applicable Law.  All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

(g)           Promptly upon the written request of Agent following receipt by Agent of written notice of a Hazardous Discharge pursuant to Section 4.19(d), Borrower shall provide Agent, at Borrower’s expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and, in the event (i) the existence of such Hazardous Discharge violates applicable Environmental Laws and (ii) a third party is not reasonably expected to take clean-up responsibility, the costs reasonably expected to be required by the applicable authority to achieve the required level of abatement, cleanup and remediation of such Hazardous Discharge in accordance with standards applicable to commercial properties.  If such estimates, individually or in the aggregate, exceed $250,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.  Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent.  Borrower shall deliver to Agent, within 20 days after receipt thereof by Borrower, a copy of any environmental site assessment or environmental audit report in Borrower’s possession or control concerning and created by or on behalf of any third party deemed responsible by an Authority for the release and/or presence of any Hazardous Substance on, under, at or within the Real Property.

(h)           Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender.  Borrower’s obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances.  Borrower’s obligation and the indemnifications hereunder shall survive the termination of this Agreement.

(i)            For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of each Loan Party’s right, title and interest in and to both its owned and leased premises.

Section 4.20           Financing Statements.  Except for the financing statements filed by Agent, the financing statements described on Schedule 1.2(a) and any other financing statements filed to evidence or perfect Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

Section 4.21           Guaranties and Security Agreements of Subsidiaries.

(a)           Except as provided in Section 4.21(b), Borrower will, as of the Existing Agreement Closing Date (with respect to each Subsidiary of Borrower existing as of the Existing Agreement Closing Date) or contemporaneously with the creation or acquisition of any Subsidiary of Borrower (with respect to each Subsidiary of Borrower organized or created after the Existing Agreement Closing Date), cause such Subsidiary of Borrower to (a) guarantee the payment and performance of the Obligations pursuant to a Guaranty in form and substance satisfactory to Agent and (b) grant to Agent, as security for the payment and performance of the Obligations, a Lien in and to all Collateral of such Subsidiary pursuant to a Guarantor Security Agreement in form and substance satisfactory to Agent.  In connection with each Guarantor Security Agreement, Borrower will cause its Subsidiary executing such Guarantor Security Agreement to authorize Agent to file all financing statements necessary or appropriate, in its discretion, to perfect its Lien on the Collateral covered thereby.

(b)           Notwithstanding anything to the contrary contained in this Agreement, if execution of a Guaranty or a Guarantor Security Agreement by a Foreign Subsidiary in accordance with Section 4.21(a) could reasonably be expected to (i) cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent or could reasonably be expected to cause any other material adverse tax consequences to Borrower under U.S. tax law or (ii) violate the laws of the jurisdiction in which such Foreign Subsidiary is organized, then such Foreign Subsidiary shall not be required to execute a Guaranty and/or shall not be required to execute (and shall not be deemed to have executed pursuant to Section 4.1 of this Agreement) a Guarantor Security Agreement (as applicable, whichever causes such adverse tax or legal consequences) in accordance with Section 4.21(a).

Section 4.22           Pledge Agreements of Limited Partners and General Partner.  To further secure the prompt payment and performance to Agent and each Lender of the Obligations, (a) each Loan Party will cause each Limited Partner to execute and deliver to Agent a Pledge Agreement pursuant to which such Limited Partner grants to Agent a security interest in all of his or its Borrower Partnership Interests and General Partner Membership Interests (it being agreed and understood, however, that no Person who becomes a limited partner of Borrower as a result of the exercise of a Warrant, other than a Limited Partner existing on the Existing Agreement Closing Date or a transferee or assignee of any of such a Limited Partner’s Borrower Partnership Interests or a transferee or assignee of such a Limited Partner’s or its assignees’ or transferees’ rights with respect to such Warrant, shall be required to deliver any such Pledge Agreement), (b) General Partner will execute and deliver to Agent a Pledge Agreement pursuant to which General Partner grants to Agent a security interest in all of its Borrower Partnership Interests and (c) each Loan Party shall cause each Limited Partner to, and General Partner will, deliver to Agent the certificates representing such Capital Stock so pledged by it, together with duly executed (in blank) stock powers or other instruments of transfer in form and substance satisfactory to Agent.  Notwithstanding anything to the contrary contained in this Section 4.22, Agent’s security interest in the Borrower Partnership Interests and the General Partner Membership Interests shall be released concurrently with the consummation of a Public Offering if, at such time (i) no Event of Default has occurred and is continuing and (ii) the Term Loans B have been paid in full and the Term Loans B Agent shall have released all of its Liens securing the “Obligations”, as defined in the Term Loans B Credit Agreement, or any portion of such obligations.

Section 4.23           “Opt In” to Article 8.  Each Loan Party which is a limited partnership, general partnership or limited liability company agrees that it will, at all times during the Term of this Agreement and thereafter until the Obligations are paid in full and pursuant to its applicable Organizational Documents as Agent may reasonably request, (a) “opt in” to Article 8 of the UCC so that the partnership interests, membership interests or other equity interests issued by such Loan Party are treated as a security for purposes of Articles 8 and 9 of the UCC and (b) ensure that such partnership interests, membership interests or other equity interests issued by such Loan Party are certificated; provided, however, that the obligation of any Foreign Subsidiary pursuant to this Section 4.23 shall arise only after request is made by Agent to Borrower for such Foreign Subsidiary to comply with this Section 4.23 and in connection with Agent’s request for execution and delivery of a Pledge Agreement covering the Capital Stock of such Foreign Subsidiary that is valid under the laws of the foreign jurisdiction in which such Foreign Subsidiary is organized made in accordance with the last sentence of Section 4.1(b).

Section 4.24           Investment Property.  As of the Closing Date, each Loan Party represents and warrants that all of each Loan Party’s right, title and/or interest in and to its Investment Property is described and set forth in Section 4.24 hereto.

Section 4.25           Real Property.  As of the Closing Date, each Loan Party represents and warrants that all of each Loan Party’s right, title and/or interest in and to both its owned and leased premises are identified on Schedule 4.25 hereto.

Section 4.26           Ratification, Confirmation and Reaffirmation of Guaranties, Security Agreements and Pledge Agreements.

(a)           Guaranties.   Each Guarantor acknowledges that it has guaranteed the prompt payment and performance of the “Obligations” as such term is defined in the Existing Agreement as amended, increased, restated or otherwise modified from time to time.  Accordingly, each Guarantor agrees that the Guaranty executed by it constitutes a guarantee of the prompt payment and performance of all Obligations as such term is defined in this Agreement (as this Agreement constitutes an amendment to and modification of the Existing Agreement) as this Agreement may be amended, restated, increased or otherwise modified from time to time, including, without limitation, the increased amount of the Obligations resulting from the increase in the Term Loans Amount.

(b)           Security Documents.  Each Loan Party acknowledges that it has, pursuant to Section 4.1 of the Existing Agreement, a Pledge Agreement, a Mortgage, a Mortgage Over Shares and/or another security agreement or security agreements executed by it (including, without limitation and in the case of Borrower, a patent security agreement, a trademark security agreement, a blocked account agreement and a deposit account control agreement) (collectively, and inclusive of any such agreements which may be executed at any time and from time to time and which secure the Obligations or any portion thereof, the “Security Documents”), granted a Lien in and to all of its right, title and interest in and to the Collateral to Agent to secure the prompt payment and performance of the “Obligations” as such term is defined in the Existing Agreement as amended, restated, increased or otherwise modified from time to time.  Accordingly, each Loan Party agrees that all such Liens granted by it constitute Liens securing the prompt payment and performance of all Obligations as such term is defined in this Agreement (as this Agreement constitutes an amendment to and modification of the Existing Agreement) as this Agreement may be amended, restated, increased or otherwise modified from time to time, including, without limitation, the increased amount of the Obligations resulting from the increase in the Term Loans Amount.

(c)           Ratification, etc.  Each Loan Party hereby (i) consents to and approves of all of the terms and provisions of this Agreement and the Other Documents, (ii) ratifies, confirms and reaffirms all of its indebtedness, liabilities and/or obligations under the Guaranty, Security Documents and/or Other Documents executed by it (as such indebtedness, liabilities and/or obligations have been increased as provided in Sections 4.26(a) and 4.26(b) hereof above and as otherwise modified by this Agreement), (iii) ratifies, confirms and reaffirms that, after giving effect to this Agreement, all of its representations and/or warranties contained in the Guaranty, Security Documents and/or Other Documents executed by it remain true and correct as of the date of this Agreement (except to the extent that such representations and/or warranties are expressly made only as of another specific date), (iv) ratifies, confirms and reaffirms all of its covenants, agreements, indebtedness, liabilities and/or obligations under the Guaranty, Security Documents and/or Other Documents executed by it, as the same have been modified by this Agreement, (v) agrees that the Guaranty, Security Documents and/or Other Documents executed by it remain in full force and effect and shall and do continue to constitute the legal, valid and binding obligations of such Loan Party enforceable against it in accordance with the terms thereof and shall not be discharged or affected by any amendment, modification, renewal or extension of the terms of the Existing Agreement, this Agreement or any Other Document, including, without limitation, any increase in the Obligations (except for the effect of any express, written amendment or modification to such Guaranty, Security Documents or Other Documents), and (vi) agrees and acknowledges that there are no defenses, counterclaims or set-offs to the Existing Agreement, this Agreement or the Other Documents or the covenants, agreements, indebtedness, liabilities and/or obligations of such Loan Party thereunder, and agrees that any (if any) such defenses, counterclaims or set-offs are hereby expressly waived.

(d)           Each of the Security Documents at any time executed by any Loan Party shall constitute a “First Priority Security Document” for purposes of the Term Loans B Intercreditor Agreement.

Section 4.27           No Unlawful Financial Assistance.  Notwithstanding anything to the contrary contained in this Agreement or the Other Documents, the parties hereto agree that nothing contained herein or in any of the Other Documents shall be construed or interpreted such that either Vision-Ease Europe or Vision-Ease Lens is obligated to assume, guarantee or provide, collateral, indemnity or covenant, or have assumed, guaranteed or provided collateral, indemnity or covenant, in respect of the indebtedness, liabilities or obligations of Borrower or any other Loan Party (other than, with respect to each, itself) or taken any other action, in each case if and to the extent the same would be construed as rendering unlawful financial assistance under the laws of the jurisdictions in which Vision-Ease Europe and Vision-Ease Lens are organized.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each Loan Party hereby jointly and severally represents and warrants to Agent and Lenders as follows:

Section 5.1             Authority.  Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder.  This Agreement and the Other Documents constitute the legal, valid and binding obligations of such Loan Party which is party thereto, enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.  The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party’s corporate or other entity powers, have been duly authorized, are not in contravention of law or the terms of such Loan Party’s Organizational Documents or of any material agreement or undertaking to which it is a party or by which it is bound, and (b) will not conflict with or result in any breach in any of the provisions of, or constitute a default under or result in the creation of any Lien, except Permitted Encumbrances, upon any property or asset of such Loan Party under the provisions of any agreement, Organizational Document or other instrument to which it is a party or by which it or its property or assets may be bound.

Section 5.2             Formation and Qualification.

(a)           Each Loan Party is duly incorporated or organized, as applicable, and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.  Each Loan Party has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto.

(b)           As of the Closing Date, the only Subsidiaries of Borrower are listed on Schedule 5.2(b).

Section 5.3             Survival of Representations and Warranties.  All representations and warranties of each Loan Party contained in this Agreement and the Other Documents shall be true at the time of its execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

Section 5.4             Tax Returns.  Each Loan Party’s federal tax identification number is set forth on Schedule 5.4.  Each Loan Party has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable.  The provision for taxes on the books of each Loan Party is adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any Knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

Section 5.5             Financial Statements.

(a)           The pro forma balance sheet of Borrower (the “Pro Forma Balance Sheet”) furnished to Agent on or before the Closing Date reflects the consummation of the Transactions and is based on historical information combined with projected information based on management’s reasonable judgment and reasonable assumptions and fairly reflects the financial condition of Borrower as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied.  The Pro Forma Balance Sheet has been certified as based on historical information combined with projected information based on management’s reasonable judgment and reasonable assumptions in all material respects by the President and Chief Financial Officer of Borrower.  All financial statements referred to in this Section, including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be otherwise disclosed therein.

(b)           The 12-month cash flow projections and income statements of Borrower and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by Borrower, are based on underlying assumptions which Borrower believes provide a reasonable basis for the projections contained therein and reflect Borrower’s judgment based on present circumstances of the most likely set of conditions and course of action determined by Borrower in good faith for the projected period.  The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.

Section 5.6             Entity Name.  No Loan Party has been known by any other corporate or other entity name in the past five years and no Loan Party sells Inventory under any other name except as set forth on Schedule 5.6.  No Loan Party has been a party to a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years, except for Borrower’s acquisition of substantially all assets of Seller pursuant to the Acquisition Agreement and except as set forth on Schedule 5.6.

Section 5.7             O.S.H.A. and Environmental Compliance.

(a)           As of the Closing Date, except as disclosed on Schedule 5.7, each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the applicable provisions of the Federal Occupational Safety and Health Act, RCRA and all other applicable Environmental Laws; there are no unresolved citations, notices or orders of non-compliance that have been issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b)           Each Loan Party has received or been issued, or will cause to be filed with the appropriate Governmental Bodies in accordance with applicable Environmental Laws, all documentation required to be filed so that the appropriate Governmental Body may issue to Borrower all federal, state and local licenses, certificates or permits required by applicable Environmental Laws to operate the business of Borrower and its Subsidiaries.

(c)           As of the Closing Date, except as disclosed on Schedule 5.7, (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Loan Party; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party; (iii) neither the Real Property nor any premises leased by any Loan Party has ever been used as a treatment, storage or disposal facility (as such terms are defined under RCRA) of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Loan Party, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

Section 5.8             Solvency; No Litigation, Violation, Indebtedness or Default.

(a)           Both immediately prior to and after giving effect to the Transactions, each Loan Party is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b)           As of the Closing Date, except as disclosed in Schedule 5.8(b), no Loan Party has any (i) pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, (ii) liabilities or indebtedness for borrowed money other than the Term Loans B and the Obligations, or (iii) liabilities for the obligations of any Person by assumption, endorsement or guarantee or any other contingent liabilities, indebtedness or obligations other than liabilities or obligations consisting of the Obligations and the “Obligations” as defined in the Term Loans B Credit Agreement.

(c)           No Loan Party is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, and no Loan Party is in violation of any order of a material nature of any court, governmental authority or arbitration board or tribunal.

(d)           Neither any Loan Party nor any member of the Controlled Group maintains, sponsors or has any obligation or liability to any Plan other than those listed on Schedule 5.8(d) hereto.  Except as set forth in Schedule 5.8(d):

(i)            no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan;

(ii)           each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has received, or applied for, a determination letter from the Internal Revenue Service as to such qualified status and the tax exempt status of the trust related thereto or, with respect to any relevant provision of the Code for which the Internal Revenue Service is not currently considering determination letter requests, appropriate Plan amendments have been made, and, to the Knowledge of the Loan Parties, nothing has occurred which would cause the loss of such Plan’s qualification;

(iii)          neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid;

(iv)          no Plan subject to Title IV of ERISA has been terminated by the plan administrator thereof nor by the PBGC, and, to the Knowledge of the Loan Parties, there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan;

(v)           except as may be set forth in Schedule 5.8(d), at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities;

(vi)          neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties of a material nature imposed on it by ERISA with respect to any Plan, and each Plan is in compliance in all material respects with the applicable provisions of the Code and relevant other federal or state law;

(vii)         neither any Loan Party nor any member of a Controlled Group has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the Code, and, to the Knowledge of the Loan Parties, no fact exists which could reasonably be expected to give rise to any such material liability;

(viii)        neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” as described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event;

(ix)           each Loan Party and each member of the Controlled Group have made all contributions due and payable with respect to each Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan;

(x)            there exists no event described in Section 4043(b) of ERISA for which the 30 day notice period contained in 29 CFR § 2615.3 has not been waived;

(xi)           neither any Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any Plan existing for the benefit of persons other than employees or former employees (or their beneficiaries) of any Loan Party and any member of the Controlled Group;

(xii)          neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980; and

(xiii)         there are no Foreign Plans.

Section 5.9             Patents, Trademarks, Copyrights and Licenses.  All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Loan Party are set forth on Schedule 5.9, are valid (subject to any disclaimers duly filed by a Loan Party) and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the Intellectual Property rights of each Loan Party which are necessary for the operation of its business.  No Loan Party has Knowledge of any objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Loan Party is aware of any grounds for any such challenge, except as may be set forth in Schedule 5.9 hereto.  Except as disclosed on Schedule 5.9(a), each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license of a material nature owned or held by any Loan Party and all trade secrets used by any Loan Party consist of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof.  Each of such items has been maintained so as to, in all material respects, preserve the value thereof from the date of creation or acquisition thereof.  With respect to all software used by any Loan Party, such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement or similar agreement which ensures such Loan Party’s practical ability to utilize such software, each such source code escrow agreement or similar agreement being listed on Schedule 5.9 hereto.  As of the Closing Date, the estimated aggregate book value of all Inventory of Borrower which is identified by, associated with, intended to be sold under or otherwise subject to a trademark, patent or other Intellectual Property, which Intellectual Property is (a) owned by another Person and is licensed to Borrower and (b) not fully assignable to both Borrower and Agent, does not exceed $1,000,000.

Section 5.10           Licenses and Permits.  Except as otherwise described in Section 5.7(b) and as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

Section 5.11           Default of Indebtedness.  No Loan Party is in default in the payment of the principal of or interest due in respect of any Indebtedness in an aggregate principal amount in excess of $100,000 or under any instrument or agreement under or subject to which any such Indebtedness has been issued, and no event has occurred under the provisions of any such instrument or agreement which, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

Section 5.12           No Default.  No Loan Party is in default in the payment or performance of any of its contractual obligations of a material nature, and no default has occurred and is in continuance thereunder.

Section 5.13           No Burdensome Restrictions.  Except as may be disclosed on Schedule 5.13, no Loan Party is a party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Affect.  No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

Section 5.14           No Labor Disputes.  No Loan Party is involved in any labor dispute of a material nature; there are no strikes or walkouts or union organization of any Loan Party’s or any of its Subsidiaries’ employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

Section 5.15           Margin Regulations.  No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

Section 5.16           Investment Company Act.  No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

Section 5.17           Disclosure.  No representation or warranty made by any Loan Party in this Agreement, in the Acquisition Documents or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact of which Borrower has Knowledge which Borrower has not disclosed to Agent in writing with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect.

Section 5.18           Swaps.  No Loan Party is a party to, nor will it be a party to, any swap agreement whereby it has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

Section 5.19           Conflicting Agreements.  No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

Section 5.20           Application of Certain Laws and Regulations.  No Loan Party is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

Section 5.21           Business and Property of Loan Parties.

(a)           Upon and after the Existing Agreement Closing Date, Borrower does not propose to engage in any business other than the businesses acquired pursuant to the Acquisition Agreement and activities necessary to conduct the foregoing.  On the Closing Date, each of Borrower and its Subsidiaries will own all the Property and possess all of the rights and Required Consents necessary for the conduct of the business of Borrower and its Subsidiaries.  Upon and after the Existing Agreement Closing Date, General Partner does not propose to engage in any business other than its ownership of Borrower and matters incidental thereto.

(b)           As of the Closing Date, (i) each of Asia LLC, Canada LLC and Canada LP is a holding company that does not engage in any business activities of a material nature (other than those relating to the ownership of its Subsidiaries), (ii) the business engaged in by Vision-Ease Canada, Vision-Ease Europe and Vision-Ease Lens is solely that of providing sales and marketing and related services, and distribution of goods, for Borrower, (iii) the assets of each of Vision-Ease Canada, individually, and Vision-Ease Europe and Vision-Ease Lens, collectively, consist solely of a lease of real property whereat its office is located and related office furniture and equipment and accounts receivable and inventory having an aggregate book value of approximately $574,000 and $2,706,000, respectively, and (iv) the assets of Vision-Ease Asia consist of certain rights in real property whereat its office is located and related manufacturing equipment and accounts receivable and inventory having an aggregate book value of approximately $13,230,000.

Section 5.22           Delivery of Certain Documents.  Borrower has delivered to Agent a true and complete copy of the Acquisition Documents and the Term Loans B Documents (including, in each case, all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

Section 5.23           Material Contracts.  As of the Closing Date, Schedule 5.23 hereof contains a complete list of all Material Contracts.  As of the Closing Date, except as may be disclosed on Schedule 5.23, each of the Material Contracts is in full force and effect, none of the Loan Parties is in default under any Material Contract, each of the Material Contracts is assignable to Agent without the consent or approval of any party thereto and, to the Knowledge of each Loan Party, no other Person that is a party thereto is in material default under any of the Material Contracts.  To the Knowledge of each Loan Party, none of the Material Contracts prohibits any of the transactions contemplated by this Agreement or the Other Documents.  Except as may be disclosed on Schedule 5.23, each of the Material Contracts is in the name of Borrower or one of its Subsidiaries or has been assigned to Borrower with the approval or consent (to the extent such approval or consent is required) of all other parties thereto.  Borrower has delivered to Agent a true and correct copy of each Material Contract existing as of the Closing Date and which is identified on Schedule 5.23 as being so delivered (those Material Contracts which may not be delivered to Agent without the breach of a confidentiality agreement currently existing are expressly identified on Schedule 5.23 as not being delivered due to such confidentiality agreement).  Except as set forth in Section 5.7(b) or as disclosed on Schedule 5.10 or Schedule 5.23, all Required Consents have been obtained.  None of the Required Consents which has not been obtained could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the Knowledge of Borrower, such Required Consents which have not been obtained are able to be obtained without undue difficulty or unreasonable delay.

Section 5.24           Anti-Terrorism Laws.

(a)           General.   Neither any Loan Party nor any Affiliate of any Loan Party is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction  that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           Executive Order No. 13224.  Neither any Loan Party nor any Affiliate of any Loan Party, nor any of their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)            a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)          a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)           a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)          a Person who is affiliated or associated with a Person listed above.

Neither any Loan Party nor, to the Knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

ARTICLE 6

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with Agent and Lenders that such Loan Party shall, and shall cause each other Loan Party to, until payment in full of the Obligations and termination of this Agreement:

Section 6.1             Payment of Fees.  Promptly pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Account as provided for in Section 4.15(h).  Agent may, without making demand, charge Borrower’s Account for all such fees and expenses.

Section 6.2             Conduct of Business and Maintenance of Existence and Assets.  (a) Conduct continuously and operate actively its business according to standard industry practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement) and maintain in effect all of its Material Contracts and other contracts and rights relating thereto (or replace such Material Contracts or other contracts or rights from time to time with other Material Contracts or other contracts or rights comparable thereto) useful or necessary in the conduct of its business as commonly conducted, including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any Intellectual Property right or other right of a material nature included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the U.S. or any political subdivision thereof.

Section 6.3             Violations.  Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party or any Limited Partner which could reasonably be expected to have a Material Adverse Effect.

Section 6.4             Government Receivables.  Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent, appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the U.S., any state or any department, agency or instrumentality of any of them.

Section 6.5             Fixed Charge Coverage Ratio.  Commencing December 31, 2005, and continuing as of the last day of each fiscal quarter ending thereafter, maintain a Fixed Charge Coverage Ratio of no less than 1.20 to 1.00, such ratio to be tested as of the last day of each fiscal quarter for the period of four (4) fiscal quarters then ended; provided, however, that, for purposes of determining the Fixed Charge Coverage Ratio for any period ending on or before September 30, 2005, all components of the Fixed Charge Coverage Ratio shall be determined for the period commencing on the Existing Agreement Closing Date and continuing through and including the last day of the fiscal quarter (or lesser period for the period ending December 31, 2004) then most recently ended.

Section 6.6             Tangible Net Worth.  On the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2005, maintain Tangible Net Worth in an amount equal to not less than the sum of (a) $-0- plus (b) for each fiscal quarter ending after December 31, 2005 and on a cumulative basis for all fiscal quarters thereafter, fifty percent (50%) of the positive net income of Borrower and its consolidated Subsidiaries for the previously ended fiscal quarter.

Section 6.7             Execution of Supplemental Instruments.  Promptly execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

Section 6.8             Payment of Indebtedness, etc.  Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its Indebtedness, obligations and liabilities of whatever nature (including, without limitation, taxes, trade accounts payable), except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have established such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Agent and/or Lenders; provided, however, that neither Borrower nor any other Loan Party shall pay the Term Loans B except as and to the extent permitted by the Term Loans B Intercreditor Agreement.

Section 6.9             Standards of Financial Statements.  Cause all financial statements or reports referred to in Sections 9.7 through 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

Section 6.10           Exercise of Rights.  Enforce all of its rights of a material nature under the Acquisition Documents, including, but not limited to, all indemnification rights, and pursue all remedies available to it with reasonable diligence and in good faith in connection with the enforcement of any such rights.

Section 6.11           Subsidiaries.  Except as provided in Section 4.21(b), Borrower agrees that it shall cause each of its Subsidiaries existing as of the Closing Date to guarantee the payment and performance of the Obligations and to assign, pledge and grant to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest and Lien in and to all of its property as security for the payment and performance of the Obligations.  Except as provided in Section 4.21(b), contemporaneously with the creation or acquisition of any Subsidiary after the Existing Agreement Closing Date, Borrower agrees that it shall cause such Subsidiary to guarantee the payment and performance of the Obligations and grant to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest and Lien in and to all of its property as security for the payment and performance of the Obligations.  Borrower shall not permit any of its Domestic Subsidiaries existing as of the Existing Agreement Closing Date, or permit any Subsidiary created or acquired after the Existing Agreement Closing Date, to be or become a Foreign Subsidiary without the prior written consent of Agent and Required Lenders.

Section 6.12           Total Leverage Ratio.  Commencing December 31, 2005, and continuing as of the last day of each fiscal quarter ending thereafter, maintain a Total Leverage Ratio of no greater than the ratio set forth below for the periods ending on the dates specified below:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
12/31/05	4.50 to 1.00
3/31/06	4.50 to 1.00
6/30/06	4.50 to 1.00
9/30/06	4.25 to 1.00
12/31/06 and thereafter	4.00 to 1.00

Section 6.13           Unadjusted EBITDA.  Commencing December 31, 2005, not permit Unadjusted EBITDA for the then most recently ended four fiscal quarters ending as of each of the dates indicated below to be less than the following amount for such date:

Fiscal Quarter Ending	Unadjusted EBITDA
12/31/05	$14,750,000
3/31/06	$14,750,000
6/30/06	$15,250,000
9/30/06	$16,000,000
12/31/06	$16,250,000

Section 6.14           Post Closing IP Covenant.  Within 30 days after the Closing Date, Borrower shall make any filings, and shall provide Agent with a written copy of such filings, with the U.S. Patent & Trademark Office (“PTO”) and any foreign patent or trademark office or agency sufficient for the title records of the PTO or such office or agency to identify Borrower as the owner of any Intellectual Property set forth on Schedule 5.9 (with the exception of the provisional patent applications) owned by Borrower for which Borrower has not yet made a filing identifying Borrower as owner as of the Closing Date.  Such filings shall include, without limitation, filings of assignment documents under which Borrower is assigned ownership of U.S. Patent Application No. 10/684,202 and U.S. Trademark Registration No. 2,587,760.

ARTICLE 7

NEGATIVE COVENANTS

Each of the Loan Parties covenants and agrees with Agent and Lenders that such Loan Party shall not, and shall not permit any other Loan Party to, until payment in full of the Obligations and termination of this Agreement:

Section 7.1             Merger, Consolidation, Acquisition and Sale of Assets.

(a)           Consummate any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the property or assets or Capital Stock of any Person or permit any other Person to consolidate with or merge with it; provided, however, that any Subsidiary of Borrower may merge with and into Borrower or a wholly-owned Subsidiary of Borrower if, in the case of a merger to which Borrower is a party, Borrower is the entity surviving such merger and, if such merger involves a Foreign Subsidiary and a Domestic Subsidiary, the Domestic Subsidiary is the entity surviving such merger.

(b)           Sell, lease, transfer or otherwise dispose of any of its properties or assets, except as may be permitted by Section 4.3.

Section 7.2             Creation of Liens.  Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

Section 7.3             Guarantees.  Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) the endorsement of checks in the ordinary course of business and (b) Guarantees of Indebtedness of a Subsidiary of Borrower permitted in accordance with Section 7.8 provided by Borrower or any Subsidiary of Borrower in the ordinary course of its business.

Section 7.4             Investments.  Purchase or acquire obligations or Capital Stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the U.S. or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by U.S. government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the U.S. or an agency thereof, and (e) investments by Borrower in the Capital Stock of a Subsidiary of Borrower if the existence or creation of such a Subsidiary is permitted by Section 7.12, provided that (A) the aggregate amount of such investments made by Borrower in all of its Subsidiaries shall not at any time exceed $1,200,000 and (B) the aggregate amount of such investments made by Borrower in any Foreign Subsidiary shall not at any time exceed $700,000 as to each such Foreign Subsidiary.

Section 7.5             Loans.  Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate, other than advances, loans or extensions of credit made to the Foreign Subsidiaries in an aggregate amount not to exceed $1,000,000 during any calendar year for the purpose of permitting such Subsidiaries to fund their payroll and other operating expenses in the ordinary course of their businesses.

Section 7.6             Capital Expenditures.  Subject to clause (e) of Section 7.8, contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of $6,500,000.00 for Borrower and its Subsidiaries collectively; provided, however, that the aggregate amount of such Capital Expenditures during the period from the Closing Date through and including December 31, 2005 shall not exceed $900,000.

Section 7.7             Management Fees; Dividends; Distributions.  Declare, pay or make any management fees or similar fees or any dividend or distribution on any of the Capital Stock of Borrower or any Subsidiary of Borrower (other than dividends or distributions payable in its Capital Stock of the same issuer and the same class), or apply any of its funds, property or assets to the purchase, redemption or other retirement of any such Capital Stock or of any options or warrants to purchase or acquire any such Capital Stock, except that:

(a)           Subsidiaries of Borrower may pay or make to Borrower (but only to Borrower) any management fees or similar fees or any dividend or distribution;

(b)           if (but only if) no Default or Event of Default shall have occurred and be continuing and so long as Borrower is a partnership for federal income tax purposes, then Borrower may make distributions to General Partner and Limited Partners in each calendar year in an aggregate amount equal to the federal and state taxes that Borrower would have been required to pay were it a corporation for federal income tax purposes filing a Form 1120 and equivalent state tax returns for such calendar year (a “Permitted Tax Payment”), which amount shall be distributed to General Partner and Limited Partners in accordance with the terms of the First Amended and Restated Limited Partnership Agreement of Borrower dated effective as of October 31, 2004, as the same may be amended, restated or otherwise modified from time to time with the prior written consent of Agent, which consent shall not be unreasonably withheld; provided, however, that (i) immediately after giving effect to any such dividend or distribution, there shall not then exist any Default or Event of Default; (ii) each such distribution by Borrower shall be made substantially concurrently with the date of the corresponding income tax payments required to be paid by General Partner and Limited Partners based upon their ownership interests in Borrower; and (iii) if Borrower would have received or become entitled to receive any return, reimbursement and/or other credit in respect of a Permitted Tax Payment were it a corporation, the amount of which is not otherwise reflected in the calculation of the Permitted Tax Payment for the current year, then the amount thereof, but not in excess of the total Permitted Tax Payments made to General Partner and Limited Partners, shall be promptly paid over and contributed to Borrower by General Partner and Limited Partners in proportion to the related Permitted Tax Payment distributed to or received by such Person;

(c)           if (but only if) (i) a notice of termination with regard to this Agreement shall not be outstanding, (ii) no Default or Event of Default shall have occurred and be continuing, (iii) immediately prior to and after giving effect to the payment of such management fees, dividends and/or distributions, the Undrawn Availability shall exceed $1,000,000, (iv) with respect to any such payment (whether of dividends, distributions or management fees), the purpose for such payment and the compliance of such payment with the conditions set forth in this Section 7.7(c) shall be set forth in writing delivered by Borrower to Agent at least ten (10) days prior to such payment and such payment shall in fact be used for such purpose, and (v) with respect to clause (A) below so long as the Total Leverage Ratio for the applicable period is less than 2.75 to 1.00, then Borrower shall be permitted to pay (A) to Rosewood, after the initial anniversary of the Closing Date, dividends or distributions on the Class A-1 Preferred Partnership Rights of Borrower owned by Rosewood during any fiscal year in an aggregate amount not to exceed $300,000 during such fiscal year and (B) management fees during any fiscal year in an aggregate amount not to exceed $1,020,000 during such fiscal year; provided, however, that (1) immediately after giving effect to any such payment referred to in this clause (c), there shall not then exist any Default or Event of Default, and (2) notwithstanding clause (B) preceding, the aggregate amount of management fees paid pursuant to clause (B) preceding during the period from the Closing Date through and including December 31, 2005, shall not exceed $85,000.  The compensation permitted to be paid to Borrower’s executives in accordance with Section 7.21 hereof shall not be subject to the limitations of this Section;

(d)           Borrower shall be entitled to honor any “put” of the Warrants or the securities acquired upon exercise of the Warrants by the holders thereof, in either case in accordance with the terms of the Subordinated Credit Agreement; provided, however, that Borrower shall not be entitled to (except as provided in the further proviso below) pay for such “put” in cash, but shall be permitted to issue a Put Subordinated Note in exchange therefor pursuant to the Subordinated Credit Agreement and in accordance with the Subordination Agreement, provided, further, however, that Borrower shall be entitled to pay for such “put” in cash to the extent (but only to the extent) that, substantially concurrently with Borrower’s payment for such “put” in cash, Borrower has received a new equity contribution from its owners (other than General Partner) in the form of cash in an amount equal to or greater than the amount of such cash payment of Borrower; and

(e)           if (but only if) no Default or Event of Default shall have occurred and be continuing, Borrower may, on the Closing Date, (i) pay accrued dividends on the issued and outstanding Class A-1 Preferred Partnership Rights of Borrower in an aggregate amount not to exceed $600,821.92, and (ii) pay accrued dividends on and redeem in full the issued and outstanding Class A-2 Preferred Rights of Borrower in an aggregate amount not to exceed $2,000,000.00, with respect to such dividends, and $12,500,000.00, with respect to such redemption.

Section 7.8             Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt and accrued payroll and accrued taxes arising in the ordinary course of business) except in respect of:

(a)           Indebtedness of the Loan Parties to Lenders under this Agreement and the Other Documents;

(b)           Indebtedness of Borrower consisting of (i) the Term Loans B in an aggregate principal amount not to exceed, at any time outstanding, the remainder of $31,500,000 minus the aggregate amount of principal payments made with respect to the Term Loans B or (ii) the aggregate principal amount (if any) owed under the Put Subordinated Notes then outstanding, and Borrower further agrees that it shall not, until satisfaction in full of the Obligations and termination of this Agreement, (A) issue Put Subordinated Notes except in accordance with the terms of the Subordinated Credit Documents and the Subordination Agreement, (B) amend or otherwise modify the terms of the indebtedness permitted pursuant to this clause (b) except as permitted by the Term Loans B Intercreditor Agreement (with respect to the Term Loans B) or as permitted by the Subordination Agreement (with respect to the Put Subordinated Notes), (C) amend or otherwise modify the terms of the Term Loans B Credit Agreement or any other Term Loans B Credit Documents, except as permitted by the Term Loans B Intercreditor Agreement, without the prior written consent of Agent, or (D) amend or otherwise modify the terms of the Warrants, the Warrant Securities (as defined in the Subordinated Credit Agreement), the Put Subordinated Notes or the Subordination Agreement, except as permitted by the Subordination Agreement, without the prior written consent of Agent; provided, however, that Borrower may not reborrow any indebtedness permitted pursuant to this clause (b) which has been previously repaid;

(c)           endorsements of negotiable instruments in the ordinary course of business;

(d)           subject to clause (e) of this Section 7.8, Indebtedness incurred for Capital Expenditures permitted under Section 7.6;

(e)           Capitalized Lease Obligations and purchase money Indebtedness of Borrower incurred to purchase Equipment and other fixed assets, provided that (i) the Liens securing such Capitalized Lease Obligations and purchase money Indebtedness shall attach only to the Equipment or fixed assets acquired by the incurrence thereof, (ii) the aggregate amount of such Capitalized Lease Obligations and purchase money Indebtedness outstanding at any time shall not exceed $4,000,000 and (iii) the aggregate amount of such Capitalized Lease Obligations and purchase money Indebtedness incurred during any fiscal year and Capital Expenditures made during such fiscal year shall not exceed $4,000,000;

(f)            unsecured Indebtedness of Borrower and/or its Subsidiaries incurred in the ordinary course of business of Borrower or such Subsidiary not to exceed $5,000,000 in the aggregate (as to all such entities) at any time outstanding; and

(g)           unsecured Indebtedness of Borrower and/or its Subsidiaries owed to the Original Owners incurred in connection with the ordinary working capital needs of Borrower not to exceed $5,000,000.00 in the aggregate (as to all Original Owners) at any time outstanding; provided, however, that the payment of such Indebtedness shall be fully subordinated to the payment in full of any and all Obligations on terms and conditions satisfactory to Agent and (i) no principal payments may be made on such subordinated Indebtedness and (ii) any accrued interest on such subordinated Indebtedness shall only be payable in kind, in each case, until all Obligations have been paid in full and the termination of this Agreement.

Section 7.9             Nature of Business.  Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.  Without limiting the generality of the foregoing, none of the Foreign Subsidiaries shall (a) engage in any business other than the business in which it is engaged as of the Closing Date as represented and warranted in Section 5.21(b) hereof or (b) at any time after the Existing Agreement Closing Date acquire property having an aggregate fair market value exceeding, (i) as to Vision-Ease Asia, $1,000,000.00 per fiscal year, exclusive of the fair market value of Equipment transferred to such Foreign Subsidiary in accordance with Section 4.23, (ii) as to Vision-Ease Canada, $100,000.00 per fiscal year, and (iii) as to each of Vision-Ease Europe and Vision-Ease Lens, $100,000.00 per fiscal year, in each case without the prior written consent of Agent and Required Lenders.

Section 7.10           Transactions with Affiliates.  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) transactions in the ordinary course of business and on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate and (b) dispositions or transfers of Equipment to Foreign Subsidiaries of Borrower which are permitted in accordance with Section 4.3.

Section 7.11           Leases.  Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if, after giving effect thereto, the aggregate amount of all rental payments during any fiscal year for all leased property would exceed $3,000,000 for Borrower and its Subsidiaries collectively.

Section 7.12           Subsidiaries.

(a)           Form or acquire any Subsidiary without the prior written consent of Agent and Required Lenders.  In connection with the formation or acquisition of any Subsidiary so consented to, Borrower shall promptly (i) cause such Subsidiary to execute and deliver to Agent a Guaranty and a Guarantor Security Agreement and (ii) deliver to Agent all documents, including legal opinions, as Agent may reasonably require in connection therewith.

(b)           Enter into any partnership, joint venture or similar arrangement.

Section 7.13           Fiscal Year and Accounting Changes.  Change its fiscal year end from December 31st or make any change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in tax reporting treatment except as required by law.

Section 7.14           Pledge of Credit.  Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business as conducted on the date of this Agreement after giving effect to the consummation of the Acquisition Agreement.

Section 7.15           Amendment of Organizational Documents.  Amend, modify or waive any term or provision of its Organizational Documents unless required by law or unless such amendment, modification or waiver could not reasonably be expected to adversely affect any right or remedy of any

Loan Party, Agent or any Lender, the validity or enforceability of any Lien or the value or benefit of any Collateral or any Other Document to Agent or any Lender.

Section 7.16           Compliance with ERISA.

(a)           (i) Maintain, or permit any member of the Controlled Group to maintain, any Plan other than those Plans existing on the Closing Date which are disclosed on Schedule 5.8(d); (ii) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan that could reasonably be expected to materially increase the contribution obligations of any Loan Party, other than those Plans in existence on the Closing Date which are disclosed on Schedule 5.8(d); or (iii) materially expand the coverage of, or the benefits under, any Plan as compared with that existing on the Closing Date;

(b)           engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA and Section 4975 of the Code;

(c)           incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code;

(d)           terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group, other than liability for the payment of benefits under the Plan which are already funded, or the imposition of a Lien on any property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA;

(e)           assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d);

(f)            incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;

(g)           fail promptly to notify Agent of the occurrence of any Termination Event;

(h)           fail to comply, or permit a member of the Controlled Group to fail to comply, in all material respects with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan;

(i)            fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay, or allow any member of the Controlled Group to postpone or delay, beyond the time permitted by Applicable Law, any funding requirement with respect of any Plan;

(j)            fail to maintain, or permit any member of the Controlled Group to fail to maintain, the qualification under Section 401(a) of the Code of any Plan which is qualified under that Section;

(k)           fail to make, or permit any member of the Controlled Group to fail to make, all required contributions to any Plan in accordance with the Plan’s terms;

(l)            engage in a transaction, or permit any member of the Controlled Group to engage in a transaction, that could be subject to Sections 4069 or 4212(c) of ERISA; or

(m)          sponsor, establish or maintain, or permit any Loan Party or member of the Controlled Group to sponsor, establish or maintain, any obligation or liability with respect to a Foreign Plan.

Section 7.17           Prepayment of Indebtedness.  At any time, directly or indirectly, prepay any Indebtedness for borrowed money (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any such Indebtedness; provided, however, the foregoing shall not prohibit Borrower from (a) prepaying any of the Term Loans B if and to the extent such prepayment is expressly permitted by the Term Loans B Intercreditor Agreement or (b) honoring the “put” of the Warrants or the securities acquired upon exercise of the Warrants as permitted by Section 7.7(d).

Section 7.18           Subordinated Loans.  At any time, directly or indirectly, (a) pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any of the Put Subordinated Notes, or (b) amend or modify any of the Subordinated Credit Documents, in each case except as expressly permitted by the Subordination Agreement.

Section 7.19           Other Agreements.  Enter into any material amendment, waiver or modification of any of the Acquisition Documents without the prior written consent of Agent and Required Lenders.

Section 7.20           Transfer of Funds.  Unless otherwise approved in writing by Agent, make any loan or advance to, make any investment in or otherwise transfer any funds to, any Affiliate, except that Borrower may (a) make investments in Subsidiaries if and to the extent permitted by Section 7.4 and Section 7.12, (b) pay management fees and make dividends and distributions if and to the extent permitted by Section 7.7, (c) pay salaries or other compensation if and to the extent permitted by Section 7.21, and (d) engage in transactions to the extent permitted by Section 7.10.

Section 7.21           Compensation.  Pay to (a) any Limited Partner or General Partner, (b) any Affiliate of any Limited Partner or General Partner, or (c) any individual who is an officer, director, manager, partner, shareholder or other owner or representative of any Limited Partner or General Partner or any Affiliate (other than Borrower or any Subsidiary of Borrower) thereof, any amount of compensation in any form (other than dividends, distributions and management fees permitted to be paid in accordance with Section 7.7(c)).

Section 7.22           Anti-Terrorism Laws.  (a) Conduct, or permit any of its Affiliates or agents to conduct, any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, or permit any of its Affiliates or agents to so deal or engage in; or (c) engage in or conspire to engage in, or permit any of its Affiliates or agents to engage in or conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law.  Borrower shall deliver to Agent and Lenders any certification or other evidence requested from time to time by Agent or any Lender, in its sole discretion, confirming compliance with this Section 7.22.

Section 7.23           Other Senior Debt.  At any time, amend or modify the Term Loans B Credit Agreement or any of the other Term Loans B Credit Documents, in each case, except as expressly permitted by the Term Loans B Intercreditor Agreement.

ARTICLE 8

CONDITIONS PRECEDENT

Section 8.1             Conditions to Initial Advances.  The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent (in addition to the conditions precedent set forth in Section 8.1 of the Existing Agreement, which Borrower represents and warrants to Agent and Lenders have been previously satisfied or waived by Lenders):

(a)           This Agreement and Other Documents.  This Agreement shall have been executed and delivered by each party hereto and all Other Documents contemplated to be executed in connection with this Agreement on the Closing Date shall have been executed and/or delivered by all parties thereto, and the Loan Parties and the Limited Partners shall have performed and complied with all  covenants, agreements and conditions contained herein and in the Other Documents which are required to be performed or complied with by any one or more of the Loan Parties or the Limited Partners on or before the Closing Date;

(b)           Notes.  Agent shall have received the Revolving Credit Notes and the Term Notes, each such note duly executed and delivered by an authorized officer of Borrower;

(c)           Filings, Registrations and Recordings, etc.  Each document (including, without limitation, any UCC financing statement and any landlord’s, bailees’ or mortgagees’ waivers, subordinations and/or access agreement) required by this Agreement, any Other Document or under law or reasonably requested by Agent to be executed, filed, registered or recorded in order to create or ensure, in favor of Agent, a perfected, first priority security interest in or Lien upon the Collateral (other than the Collateral of the Foreign Subsidiaries) shall have been prepared in form satisfactory to Agent and shall be in the possession of Agent to be filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

(d)           UCC and Lien Searches.  Agent shall have received a complete search of the records of each filing office located in the U.S. where a financing statement, judgment Lien, tax Lien or other Lien naming any Loan Party, any Limited Partner or any Seller as debtor must be filed to perfect Agent’s security interest or Lien, for the benefit of Lenders, in any of the Collateral, which searches shall be satisfactory to Agent;

(e)           Corporate Proceedings.  Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to Agent, of the partners, managers, members, board of directors or other similar governing body, as applicable, of each Loan Party and Limited Partner executing this Agreement or any Other Document, in each case authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents (as applicable), and (ii) with respect to each Loan Party and Limited Partner, the granting by such Person of the security interests in and Liens upon the Collateral, in each case certified by the general partner, secretary or an assistant secretary (or similar officer) of each such Person as of the Closing Date;

and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(f)            Incumbency Certificates of Loan Parties.  Agent shall have received a certificate of the general partner, secretary or an assistant secretary (or similar officer) of each Loan Party and Limited Partner, in each case dated the Closing Date, as to the incumbency and signature of the officers of such Person executing this Agreement, the Other Documents or any certificate or other documents (as applicable) to be delivered by it pursuant hereto, together with evidence of the incumbency of such general partner, secretary or assistant secretary;

(g)           Certificates.  Agent shall have received a copy of the Organizational Documents of each Loan Party and Limited Partner, and all amendments thereto, certified (where possible) by the Secretary of State or other appropriate official of such Person of its jurisdiction of incorporation or organization as of a recent date, together with copies of all agreements of each such Person’s partners, shareholders or owners certified as accurate and complete by the general partner, secretary or assistant secretary (or similar officer) of each such Person;

(h)           Good Standing Certificates.  If and to the extent requested by Agent, Agent shall have received good standing certificates for each Loan Party and Limited Partner (except Vision-Ease Asia and Vision-Ease Europe), dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of such Person’s jurisdiction of incorporation or organization and each jurisdiction where the conduct of such Person’s business activities or the ownership of its properties necessitates qualification;

(i)            Legal Opinions.  Agent shall have received the executed legal opinions of Hunton & Williams LLP and/or other counsel of each Loan Party and Limited Partner, in each case in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, the Other Documents and related agreements as Agent may reasonably require, and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(j)            No Litigation.  (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or Limited Partner or against the officers, directors, members or managers of any Loan Party or Limited Partner (A) in connection with this Agreement, the Other Documents, the Acquisition Documents, the Term Loan B Documents or any of the transactions contemplated hereby or thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(k)           Financial Condition Certificates.  Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(k), and the information contained therein shall be accurate and complete in all material respects and there shall not exist any material contingent obligations of Borrower or any other Loan Party except as may be expressly identified therein;

(l)            Fees and Expenses.  Agent shall have received all fees and expense reimbursements payable to Agent and Lenders on or prior to the Closing Date hereunder, including, without limitation, pursuant to Article 3 and Section 15.9 hereof;

(m)          Pro Forma.  Agent shall have received a copy of Borrower’s Pro Forma Financial Statements dated as of the Closing Date and such Pro Forma Financial Statements shall be reasonably satisfactory to Agent in all respects;

(n)           Term Loans B Credit Documents.  Agent shall have received a true and correct copy of each of the Term Loans B Credit Documents, the Term Loans B shall have been fully funded to or for the benefit of Borrower in accordance with the Term Loans B Credit Documents and Agent, the Term Loans B Agent, Borrower, General Partner and the Subsidiaries of Borrower which are Guarantors shall have entered into the Term Loans B Intercreditor Agreement which shall set forth, among other things, the basis upon which the lenders with respect to the Term Loans B may receive, and Borrower may make, payments under the Term Loans B and the subordinated priority of the Liens securing the Term Loans B, all of which shall be satisfactory in form and substance to Agent in its sole discretion;

(o)           Repayment of Subordinated Loans, etc.  Agent shall have received the Subordination Agreement as executed by all parties thereto and a payoff letter executed by the holders of the Subordinated Loans and evidence satisfactory to Agent that, concurrently with the making of the Advances on the Closing Date, the Subordinated Loans (other than any indebtedness evidenced by Put Subordinated Notes) shall have been paid in full, all obligations of the Loan Parties under the Subordinated Credit Documents, other than the Warrants, the Warrant Securities (as defined in the Subordinated Credit Agreement), the Put Subordinated Notes, the Subordination Agreement and the Subordinated Credit Agreement to the extent (but only to the extent) such agreement relates to the foregoing Warrants, Warrant Securities, Put Subordinated Notes and Subordination Agreement, shall have been released, all Subordinated Credit Documents, other than the Warrants, the Warrant Securities (as defined in the Subordinated Credit Agreement), the Put Subordinated Notes, the Subordination Agreement and the Subordinated Credit Agreement (but only to the extent specified above), shall have been terminated, all Liens securing the Subordinated Loans or any portion thereof shall have been released and the Class A-2 Preferred Partnership Rights of Borrower shall have been redeemed and paid in full;

(p)           Insurance.  Agent shall have received, in form and substance satisfactory to Agent, certificates of insurance concerning each Loan Party’s casualty and liability policies naming Agent, with respect to casualty insurance policies, as loss payee, and naming Agent, with respect to each Loan Party’s liability insurance policies, as a co-insured;

(q)           Title Insurance.  Agent shall have received fully paid mortgagee title insurance policies or, if acceptable to Agent, endorsements to previously issued mortgagee title insurance policies (or binding commitments to issue title insurance policies or endorsements, marked to Agent’s satisfaction to evidence the form of such policies to be delivered with respect to each Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to or not less than the fair market value of the Real Property located in the U.S. and owned in fee by Borrower subject to such Mortgage, insuring each Mortgage to create a valid Lien on the fee Real Property covered thereby as security for the Obligations (including the increased amount thereof) with no exceptions which Agent shall not have approved in writing and no survey exceptions;

(r)            Environmental Reports.  Agent shall have received all environmental studies and reports requested by Agent prepared by independent environmental engineering firms with respect to the Real Property;

(s)           Payment Instructions.  Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(t)            Blocked Accounts, etc.  Agent shall have received duly executed agreements establishing the Blocked Accounts with respect to all of the bank accounts of Borrower for the collection or servicing of the Receivables and proceeds of the Collateral, all in form and substance satisfactory to Agent in its sole discretion;

(u)           Consents.  Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents, and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall reasonably deem necessary;

(v)           No Material Adverse Effect.  (i) since December 31, 2004, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the value or prospects of the properties or assets of Borrower and its Subsidiaries taken as a whole, and (ii) no representations made or information supplied to Agent or Lenders (including, without limitation, information supplied to Borrower in the Term Loans B Credit Documents or in connection with the transactions contemplated thereby) shall have been proven to be inaccurate or misleading in any material respect;

(w)          Mortgage and other Real Property Documents.  Agent shall have received, in form and substance satisfactory to it, an executed amendment or modification to the Mortgage covering the parcel of Real Property located in or near Ramsey, Minnesota, which Mortgage as amended or modified shall evidence a first priority Lien on such Real Property as security for the Obligations (including the increased amount thereof) in favor of Agent;

(x)            Pledge Agreement Ratifications.  Agent shall have received, in form and substance satisfactory to it, the IEVP Pledge Agreement Ratification executed by IEVP and the Rosewood Pledge Agreement Ratification executed by Rosewood;

(y)           Closing Certificate.  Agent shall have received a closing certificate signed by the chief executive officer of each Loan Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects on and as of such date, (ii) each Loan Party is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(z)            Borrowing Base.  Agent shall have received a completed Borrowing Base Certificate dated as of the Closing Date executed by Borrower in compliance with this Agreement, which certificate shall evidence that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support the aggregate amount of Advances outstanding on the Closing Date and/or requested by Borrower on the Closing Date;

(aa)         Undrawn Availability.  After giving effect to the Advances outstanding and/or made on the Closing Date and all other transactions to occur on the Closing Date, the payment of all fees and expenses and subtracting, from the Undrawn Availability, an aggregate amount equal to the value of all trade accounts payable of Borrower 60 days or more past due, Borrower shall have remaining Undrawn Availability of at least $3,000,000.00, as evidenced by a Borrowing Base Certificate in form and substance reasonably satisfactory to Agent;

(bb)         Customer Remittances.  Agent shall have received satisfactory evidence that all of Borrower’s customers have been directed to make remittances to the Blocked Accounts controlled by Agent;

(cc)         Collateral Examination.  Agent shall have completed Collateral examinations and received updated appraisals, the results and form of which shall be satisfactory in form and substance to Agent, of the machinery and equipment of the Loan Parties and all books and records in connection therewith, including, without limitation, an asset-based field audit performed by examiners determined by Agent;

(dd)         Documentation Information Questionnaire.  Agent shall have received a duly completed, executed and delivered, or an updated, Questionnaire relating to the Loan Parties;

(ee)         Miscellaneous Due Diligence Review.  Agent and its counsel shall have received and reviewed, with results satisfactory to Agent and it counsel, any and all other assurances, certificates, documents, consents and opinions as Agent or its counsel may require, including, without limitation, information regarding the ownership of Borrower’s Inventory proposed to constitute Eligible Inventory while in-transit;

(ff)           Landlord’s Waivers, Etc.  [Intentionally omitted]; and

(gg)         Other Documents and Legal Review.  All Other Documents shall be in form and substance reasonably satisfactory to Agent and all legal matters relating thereto shall be reasonably satisfactory to Agent and its counsel.

Section 8.2             Conditions to Each Advance.  The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance) is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)           Representations and Warranties.  Each of the representations and warranties made by any Loan Party or Limited Partner in or pursuant to this Agreement or any Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document or any related agreement, shall be true and correct in all material respects on and as of such date as if made on and as of such date (it being agreed and understood that any representation or warranty which by its terms is made only as of a specific date shall be required to be true and correct only as of such specific date);

(b)           No Default.  No Event of Default or Default shall have occurred and be continuing on such date or would exist after giving effect to the Advances requested to be made on such date and, in the case of the initial Advances, after giving effect to the Transactions; provided, however, that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and further provided that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)           Maximum Advances.  In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

ARTICLE 9

INFORMATION AS TO LOAN PARTIES

Each Loan Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

Section 9.1             Disclosure of Material Matters.  Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including, without limitation, any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

Section 9.2             Schedules.  Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings, inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports, and (d) a monthly Borrowing Base Certificate in form and substance satisfactory to Agent (which shall set forth the Formula Amount calculated as of the last day of the prior month and which shall not be binding upon Agent or Lenders or restrictive of Agent’s or any Lender’s rights under this Agreement).  In addition, Borrower will deliver to Agent at such intervals as Agent may require:  (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications.  Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

Section 9.3             Environmental Reports.  Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by an executive officer of Borrower stating, to the Knowledge of Borrower after reasonable investigation, that each Loan Party is in compliance in all material respects with all applicable Environmental Laws.  To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.

Section 9.4             Litigation.  Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

Section 9.5             Material Occurrences.  Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any “Event of Default” or “Default” (in each case, as defined in the Term Loans B Credit Agreement), and promptly provide Agent with copies of any written notices with respect thereto, including, without limitation, any notice of acceleration of all or any portion of the “Obligations” as defined in the Term Loans B Credit Agreement; (c) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (d) the receipt of any notice with respect to the potential exercise of a “put” under the Subordinated Credit Agreement and promptly provide to Agent a copy of any such notice; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (f) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action such Loan Party proposes to take with respect thereto.

Section 9.6             Government Receivables.  Notify Agent immediately if any of its Receivables arise out of contracts between any Loan Party and the U.S., any state or any department, agency or instrumentality of any of them.

Section 9.7             Annual Financial Statements.  Furnish Agent, within 120 days after the end of each fiscal year of Borrower, consolidated financial statements of Borrower and its consolidated Subsidiaries, together with consolidating schedules, including, but not limited to, statements of income and shareholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and audited and reported upon without qualification by an independent certified public accounting firm selected by Borrower and reasonably satisfactory to Agent (the “Accountants”).  The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (a) they have caused this Agreement to be reviewed, (b) in making the examination upon which such report was based, either no information came to their attention which to their knowledge constituted a Default or an Event of Default under this Agreement or any Other Document or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.11, 7.6, 7.8 and 7.11 hereof.  In addition, the reports shall be accompanied by a certificate of Borrower’s chief financial officer which shall state that, based on an examination sufficient to permit him to make an informed statement and, to such officer’s Knowledge after reasonable investigation, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by each Loan Party with respect to such event, and such certificate shall have appended thereto calculations which set forth the Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.11, 7.6, 7.8 and 7.11 hereof.

Section 9.8             Monthly Financial Statements.  Furnish Agent, within 30 days after the end of each month, an unaudited balance sheet of Borrower and its consolidated Subsidiaries and unaudited statements of income and shareholders’ equity and cash flow of Borrower and its consolidated Subsidiaries reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, in each case together with consolidating schedules and prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to any Loan Party’s business.  Such reports shall be accompanied by a certificate of Borrower’s chief executive officer or chief financial officer which shall state that such reports have been prepared in accordance with GAAP and are based on an examination sufficient to permit him to make an informed statement and, to such officer’s Knowledge after reasonable investigation, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by each Loan Party with respect to such event, and such certificate shall have appended thereto calculations which set forth the Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.11, 7.6, 7.8 and 7.11 hereof and, in addition to the foregoing, on a quarterly basis commencing with the fiscal quarter ending March 31, 2006 and for each fiscal quarter thereafter, concurrently with the delivery of the applicable financial information and certificate described in this Section 9.8, furnish to Agent a management report narrative and all exhibits thereto.

Section 9.9             Other Collateral Reporting.  Furnish to Agent, all in form and substance satisfactory to Agent in its discretion, (a) on each Business Day on which an Advance has been requested by Borrower and/or made by Agent but in any event not less than once a week, calculated as of the end of business for the preceding Business Day (i) a report of trade accounts receivable, including but not limited to sales, collections and credit memos, (ii) a report of existing inventory by location, and (iii) a current Borrowing Base Certificate (which shall set forth the Formula Amount calculated as of such Business Day which shall not be binding upon Agent or Lenders or restrictive of Agent’s or any Lender’s rights under this Agreement), (b) on or before 60 days after the end of each calendar year, a desktop appraisal of the Inventory owned by Borrower and its Subsidiaries as of the last day of the calendar year then most recently ended, prepared by a professional independent appraiser acceptable to Agent, and (c) on the 30th day of June of each year, a complete Inventory appraisal of the Inventory owned by Borrower and its Subsidiaries as of a date which is not more than 30 days prior to such delivery date, prepared by a professional independent appraiser acceptable to Agent.

Section 9.10           Additional Information.  Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by the Loan Parties, including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least 30 days prior thereto, notice of any Loan Party’s opening of any new office or place of business or any Loan Party’s closing of any existing office or place of business, (c) at least 30 days prior thereto, notice of Borrower’s creation or acquisition of any Subsidiary, and (d) promptly upon any Loan Party’s learning thereof, notice of any labor dispute of a material nature to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which it is bound.

Section 9.11           Projected Operating Budget.  Furnish Agent, no later than 30 days after the beginning of each of Borrower’s fiscal years commencing with fiscal year ending December 31, 2004, a month by month projected operating budget and cash flow of Borrower and its Subsidiaries for such fiscal year (including an income statement and balance sheet for and at the end of each month), such projections to be accompanied by a certificate signed by the chief executive officer or chief financial officer of Borrower to the effect that such projections have been prepared on the basis of sound financial planning practices consistent with past budgets and financial statements and that such officer believes that the material assumptions on which such projections were prepared are reasonable.

Section 9.12           [Intentionally omitted.]

Section 9.13           Notice of Suits, Adverse Events.  Furnish Agent with prompt notice of (a) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent, (c) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Agent, and (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

Section 9.14           ERISA Notices and Requests.  Furnish Agent with prompt written notice in the event that:

(a)           any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred or will occur, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto;

(b)           any Loan Party or any member of the Controlled Group knows or has reason to know that a non-exempt prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Code) has occurred or will occur, together with a written statement describing such transaction and the action which any Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(c)           a funding waiver request has been filed with respect to any Plan together with a copy of such request and all communications received by any Loan Party or any member of the Controlled Group with respect to such request;

(d)           any change in the benefits of any existing Plan which could materially increase any Loan Party’s or a member of the Control Group’s costs with respect thereto or the establishment of any new Plan or the commencement of contributions to any Plan by any Loan Party or any member of the Controlled Group to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur;

(e)           any Loan Party or any member of the Controlled Group shall receive a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan under Title IV of ERISA, together with copies of each such notice;

(f)            any Loan Party or any member of the Controlled Group shall receive any favorable, unfavorable or adverse determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter;

(g)           any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of liability regarding a Multiemployer Plan, together with copies of each such notice;

(h)           any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code or Section 302 of ERISA on or before the due date for such installment or payment; and

(i)            any Loan Party or any member of the Controlled Group knows that (i) a Multiemployer Plan has been or will be terminated or become insolvent or involved in a reorganization, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) any Loan Party or any member of the Controlled Group incurs any liability (other than for negotiated employer contributions) with respect, or relating, to a Multiemployer Plan.

Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, furnish Agent with immediate copies of (A) each relevant annual report (form 5500 series), including Schedule B thereto, filed by any Loan Party or any member of the Controlled Group with the PBGC, the Department of Labor or the Internal Revenue Service with respect to each Plan, (B) a copy of each other relevant filing or notice filed by any Loan Party or a member of the Controlled Group with the PBGC, the Department of Labor or the Internal Revenue Service with respect to each Plan, and (C) copies of each relevant actuarial report and annual report for any Plan.

Section 9.15           Documentation Information Questionnaire.  Furnish Agent, concurrently with the delivery of the annual financial statements referred to in Section 9.7, a duly completed, executed and delivered Questionnaire relating to the Loan Parties and the Limited Partners.

Section 9.16           Additional Documents.  Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement or the Other Documents.

ARTICLE 10

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

Section 10.1           (a) any failure by Borrower to pay any principal or interest on the Loans or other Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay, by required prepayment or otherwise, or (b) any failure by any Loan Party to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document within five (5) Business Days after when due;

Section 10.2           any representation or warranty made or deemed made by any Loan Party or Limited Partner in this Agreement or any Other Document or related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

Section 10.3           any failure by any Loan Party to (a) furnish financial information in accordance with this Agreement within five (5) Business Days after when due or when requested, or (b) permit the inspection of its books or records in accordance with this Agreement;

Section 10.4           any issuance of a notice of Lien (other than a Permitted Encumbrance), levy, assessment, injunction or attachment against a material portion of any Loan Party’s property or assets which is not stayed or lifted within 30 days;

Section 10.5           except as otherwise provided for in Sections 10.1 and 10.3, any failure or neglect of any Loan Party or Limited Partner to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Loan Party or Limited Partner and Agent or any Lender (including, without limitation, any Other Document), except for a failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant contained in Sections 4.6, 4.7, 4.9, 4.14, 4.15, 4.16, 4.17, 4.19, 6.1, 6.3, 6.4, 7.15, 9.1, 9.4, 9.6, 9.10, 9.13 and 9.14 hereof which is cured within 15 days from the initial occurrence of such failure or neglect;

Section 10.6           any judgment or judgments are rendered, or judgment liens are filed, against any Loan Party for an amount in excess of $500,000, for any individual judgment or lien, or $1,000,000, in the aggregate, after deducting any amounts received from any available insurance proceeds and indemnification obligations, for all such judgments and liens which (a) is/are not promptly contested in good faith by appropriate proceedings diligently conducted and reserved for adequately in amounts Agent reasonably deems proper and necessary or (b) notwithstanding clause (a), within 40 days of such rendering or filing and continuing thereafter, is/are neither satisfied, stayed or discharged of record;

Section 10.7           any Loan Party shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within 60 days, any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

Section 10.8           any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

Section 10.9           any Affiliate or Subsidiary of any Loan Party shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within 60 days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;

Section 10.10         any change in the condition or affairs (financial or otherwise) of any Loan Party which in Agent’s opinion has a Material Adverse Effect and the expiration of at least three Business Days after notice thereof has been given by Agent to Borrower;

Section 10.11         any Lien created (or purported to be created) hereunder or provided (or purported to be provided) for hereunder or under any Other Document or related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

Section 10.12         an event of default has occurred under or with respect to (a) any of the Term Loans B Credit Documents (including, without limitation, the Term Loans B Credit Agreement) or the Subordinated Credit Documents (including, without limitation, the Warrants, the Put Subordinated Notes and the Subordination Agreement) or (b) any other indebtedness of any Loan Party in an aggregate principal amount in excess of $100,000, which default shall not have been cured or waived within any applicable grace period, or any failure to comply with, or breach of, the Term Loans B Intercreditor Agreement or the Subordination Agreement; without limiting the generality of the foregoing, the occurrence of any “Event of Default” under Article 10 of the Term Loans B Credit Agreement shall constitute an Event of Default under this Agreement;

Section 10.13         [Intentionally omitted];

Section 10.14         a default of the indebtedness, liabilities or obligations of any Loan Party under any other agreement to which it is a party shall occur which results in a Material Adverse Effect and which default is not cured within any applicable grace period;

Section 10.15         termination or breach of any Guaranty or Guaranty Security Agreement or Other Document executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Guaranty Security Agreement or Other Document;

Section 10.16         any Change of Control or Change of Ownership shall occur (other than as may occur in connection with the sale or other disposition of Borrower Partnership Interests approved by Agent);

Section 10.17         any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party or Limited Partner, or any Loan Party or Limited Partner shall so claim in writing to Agent;

Section 10.18         (a) any Governmental Body shall (i) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of a material nature of any Loan Party, or (ii) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within 60 days, or (iii) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Loan Party’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent, in each case where such action could reasonably be expected to have a Material Adverse Effect; (b) any agreement which is necessary or material to the operation of any Loan Party’s business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within 30 days after the date of such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect;

Section 10.19         any portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title or rights of any Loan Party or Limited Partner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which could reasonably be expected, upon final determination, to result in impairment or loss of the security provided by this Agreement or the Other Documents; or

Section 10.20         any material portion of the operations of any of Borrower’s or any of its Subsidiaries’ manufacturing facilities are interrupted at any time for more than five (5) consecutive

Business Days unless Borrower shall (a) be entitled to receive, for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (b) receive such proceeds in the amount described in clause (a) preceding not later than 30 days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (a) and (b) of this section, an Event of Default shall be deemed to have occurred if Borrower or any of its Subsidiaries shall be receiving the proceeds of business interruption insurance for a period of 30 consecutive days; and

Section 10.21         an event or condition specified in Sections 7.16 or 9.14 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or be reasonably likely to incur, a liability which, in the reasonable judgment of Agent, could reasonably be expected to have a Material Adverse Effect.

ARTICLE 11

RIGHTS AND REMEDIES AFTER DEFAULT

Section 11.1           Rights and Remedies.  Upon the occurrence of (a) an Event of Default pursuant to Section 10.7, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (b) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Agent or Required Lenders, all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and/or to terminate the obligation of Lenders to make Advances, and (c) a filing of a petition against any Loan Party in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Loan Party.  Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.  Agent may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require any Loan Party to make the Collateral available to Agent at a convenient place within the continental U.S.  With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give the applicable Loan Party reasonable notification of such sale or sales, it being agreed that in all events written notice sent to such Loan Party at least five (5) days prior to such sale or sales is reasonable notification.  At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party.  In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Loan Party’s (i) trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and (ii) Equipment for the purpose of completing the manufacture of unfinished goods.  The proceeds realized from the sale of any Collateral shall be applied in the order set forth in Section 11.5 hereof.  If any deficiency shall arise, each Loan Party shall remain liable to Agent and Lenders therefor.

Section 11.2           Agent’s Discretion.  Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.

Section 11.3           Setoff.  In addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Loan Party’s property held by Agent and such Lender to reduce the Obligations.

Section 11.4           Rights and Remedies not Exclusive.  The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedies shall not preclude the exercise of any other rights or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

Section 11.5           Allocation of Payments After Event of Default.  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of Agent and/or Lenders under this Agreement and the Other Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender;

FOURTH,  to the payment of all of the Obligations consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit);

SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (c) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent in a cash collateral account and applied (i) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 11.5.

ARTICLE 12

WAIVERS AND JUDICIAL PROCEEDINGS

Section 12.1           Waiver of Notice.  Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, notice of intent to accelerate and notice of acceleration, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

Section 12.2           Delay.  No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

Section 12.3           Jury Waiver.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE 13

EFFECTIVE DATE AND TERMINATION

Section 13.1           Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof.  Lenders’ obligations to make Advances in accordance with the terms and provisions of this Agreement shall continue in full force and effect for the period (the “Term”)

commencing on the effective date of this Agreement and ending on the earlier of (a) December 1, 2008 or (b) the date this Agreement is terminated as herein provided.  Borrower may terminate Lenders’ obligations to make Advances in accordance with the terms and provisions of this Agreement at any time upon at least 90 days’ prior written notice and upon payment in full of the Obligations.

Section 13.2           Termination.  The termination of Lenders’ obligations to make Advances under this Agreement shall not affect any Loan Party’s, Agent’s or any Lender’s rights, or any of the Obligations, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated.  Without limiting the generality of the foregoing, the security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of Lenders’ obligations to make Advances under this Agreement or the fact that Borrower’s Account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been paid or performed in full after the termination of this Agreement.  Accordingly, each Loan Party waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to any Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations indefeasibly paid in full in immediately available funds.  All representations, warranties, covenants, waivers and agreements contained herein shall survive such termination hereof until all Obligations are indefeasibly paid or performed in full.

ARTICLE 14

REGARDING AGENT

Section 14.1           Appointment.  Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents.  Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees, charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

Section 14.2           Nature of Duties.  Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be (a) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (b) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or Limited Partner or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this

Agreement, or any of the Other Documents or for any failure of any Loan Party or Limited Partner to perform its obligations hereunder or under any Other Document.  Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party or any Limited Partner.  The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship with respect to any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

Section 14.3           Lack of Reliance on Agent and Resignation.  Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of each Loan Party and Limited Partner in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the creditworthiness of each Loan Party and Limited Partner.  Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof.  Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party or Limited Partner, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of any Loan Party or Limited Partner, or the existence of any Event of Default or any Default.

Agent may resign on 60 days’ written notice to each of Lenders and Borrower and, upon such resignation, the Required Lenders will promptly designate a successor Agent, which successor Agent shall be reasonably satisfactory to Borrower if (but only if) no Default then exists.

Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent.  After any Agent’s resignation as Agent, the provisions of this Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 14.4           Certain Rights of Agent.  If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

Section 14.5           Reliance.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it.  Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

Section 14.6           Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders.  Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

Section 14.7           Indemnification.  To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct.

Section 14.8           Agent in its Individual Capacity.  With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender.  Agent may engage in business with any Loan Party or Limited Partner as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or Limited Partner for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

Section 14.9           Delivery of Documents.  To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.11 or 9.12, and the monthly Borrowing Base Certificate, from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

Section 14.10         Borrower’s Undertaking to Agent.  Without prejudice to its obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by Borrower for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.  Any payment made pursuant to any such demand shall pro tanto satisfy Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

Section 14.11         No Reliance on Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s or its Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their

Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby:  (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other laws.

Section 14.12         Certifications from Banks and Participants regarding USA Patriot Act.  Each Lender or assignee or participant of a Lender that is not incorporated under the laws of the U.S. or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the U.S. or foreign county, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations:  (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.

ARTICLE 15

MISCELLANEOUS

Section 15.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applied to contracts to be performed wholly within the State of Texas.  Any judicial proceeding brought by or against Borrower or any other Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction referred to in the last sentence of this Section below, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to it at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the U.S.  Nothing herein shall affect the right to serve process in any manner permitted by law.  Each of Loan Party, Agent and Lenders waives any objection to jurisdiction and venue of any action instituted hereunder in any court referred to in the last sentence of this Section, and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Loan Party waives the right to remove any judicial proceeding brought against it in any state court to any federal court.  Any judicial proceeding by any Loan Party against Agent or any Lender, or by Agent or any Lender against any Loan Party, involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in the courts of (a) the State of Texas sitting in Dallas, Texas, or the U.S. for the Northern District (Dallas Division) of the State of Texas or (b) the State of New York sitting in New York, New York, or the U.S. for the Southern District of the State of New York.

Section 15.2           Entire Understanding.

(a)           This Agreement and the Other Documents are intended by each Loan Party, Agent and Lenders to be the final, complete and exclusive expression of the agreements between and/or among them.  This Agreement and the Other Documents supersede any and all prior oral or written agreements relating to the subject matter hereof and thereof.

THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND

MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)           The Required Lenders, Agent and Borrower may, subject to the provisions of this Section 15.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent, Borrower or any other Loan Party thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

(i)            increase the Commitment Percentage of any Lender, the maximum dollar commitment of any Lender, the Maximum Revolving Advance Amount or the Term Loans Amount; or

(ii)           extend the maturity of any Loan or Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement; or

(iii)          alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b); or

(iv)          release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $250,000; or

(v)           change the rights and duties of Agent; or

(vi)          increase the Advance Rates above the Advance Rates in effect on the Closing Date; or

(vii)         release any Guarantor.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon each Loan Party, Lenders and Agent and all future holders of the Obligations.  In the case of any waiver, each Loan Party, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such Lender shall not respond or reply to Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request.  In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower or any other Loan Party.  In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within 45 days following such Lender’s denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to five percent (5%) of the Formula Amount for up to 30 consecutive Business Days (the “Out-of-Formula Loans”).  If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, then each Lender shall (unless Agent expressly notifies Lenders that Agent shall not require such Lenders’ participation therein) participate in the making of such Out-of-Formula Loans as if the same were Revolving Advances made or to be made in accordance with this Agreement and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a).  For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables” or “Eligible Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral.  In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrower decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess.  Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 15.2, Agent is hereby authorized by Loan Parties and Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrower on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (3) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount.

Section 15.3           Successors and Assigns; Participations; New Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that neither Borrower nor any other Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b)           Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Transferee”).  Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof, provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee.  Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee’s interest in the Advances.

(c)           Any Lender may, with the consent of Agent and, if (but only if) no Default has then occurred and is continuing, with the consent of Borrower, which consent, in each case, shall not be unreasonably withheld or delayed, sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000 pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender and Agent and delivered to Agent for recording.  Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose.  Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Borrower hereby consents, upon the addition of such Purchasing Lender, to the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d)           Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder.  The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement.

The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

(e)           Each Loan Party authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender’s possession concerning any Loan Party or Limited Partner which has been delivered to such Lender by or on behalf of any Loan Party or Limited Partner pursuant to this Agreement or any Other Document or in connection with such Lender’s credit evaluation of any Loan Party or Limited Partner.

Section 15.4           Application of Payments.  Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations in accordance with the terms of this Agreement.  To the extent that any Loan Party or Limited Partner makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s or Limited Partner’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

Section 15.5           Indemnity.  Each Loan Party shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, EXCEPT TO THE EXTENT THAT ANY OF THE FOREGOING ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY BEING INDEMNIFIED.

Section 15.6           Notice.  Any notice or request hereunder may be given to any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 15.6) in accordance with this Section 15.6.  Any such Notice must be delivered to each applicable party hereto at the addresses or numbers set forth under its name in this Section 15.6 or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.6.  Any Notice shall be effective:

(a)           In the case of hand-delivery, when delivered;

(b)           If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)           In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)           In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)           In the case of electronic transmission, when actually received;

(f)            In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 15.6; and

(g)           If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(i)            If to Agent or PNC:

PNC Bank, National Association

Two Tower Center Blvd., 8th Floor

East Brunswick, N.J. 08816

Attn:       Josephine Griffin

Telephone:       (732) 220-4388

Telecopier:        (732) 220-4548

Email:  josephine.griffin@pncbusinesscredit.com

and

PNC Bank, National Association

2121 Ross Avenue, Suite 1850

Dallas, TX  75201

Attn:       John Wattinger

Telephone:       (214) 871-1247

Telecopier:        (214) 871-2015

Email:  john.wattinger@pncbusinesscredit.com

and

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, Pennsylvania  15219

Attn:       Lisa Pierce

Telephone:       (412) 762-6442

Telecopier:        (412) 762-8672

with a copy to:

Jenkens & Gilchrist, PC

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attn:       Ronald D. Rosener, Esq.

Telephone:       (214) 855-4332

Telecopier:        (214) 855-4300

Email:  rrosener@jenkens.com

(ii)           If to a Lender other than Agent, at its address, etc., as specified on the signature pages hereof or in any Commitment Transfer Supplement to which it is a party.

(iii)          If to Borrower or any other Loan Party:

Insight Equity A.P. X, LP

(or, in the case of a Loan Party other than Borrower,
to such Loan Party c/o Insight Equity A.P. X, LP)

1400 Civic Place, Suite 250

Southlake, Texas 76092

Attn:       Theodore W. Beneski

Telephone:       817-488-7744

Facsimile:          817-488-7739

Email:  tbeneski@insightequity.com

with a copy to:      Insight Equity A.P. X, LP

(or, in the case of a Loan Party other than Borrower,
to such Loan Party c/o Insight Equity A.P. X, LP)

7000 Sunwood Drive NW

Ramsey, Minnesota   55303

Attn:       Rich Faber

Telephone:       763-506-9027

Facsimile:          763-506-9222

Email:  rich.faber@vision-ease.com

with a copy to:      Hunton & Williams LLP

Energy Plaza, 30th Floor

1601 Bryan Street

Dallas, Texas  75201-3402

Attn:       Robert J. Conner

Telephone:       214-979-3085

Facsimile:          214-880-0011

Email:  rconner@hunton.com

Section 15.7           Survival.  The obligations of Loan Parties under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), 14.7 and 15.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

Section 15.8           Severability.  If any part of this Agreement is contrary to, prohibited by or deemed invalid under Applicable Laws or applicable regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

Section 15.9           Expenses.  All reasonable costs and expenses of Agent or (subject to the limitations below) any Lender paid or incurred in any way in connection with this Agreement or the Other Documents or any of the transactions contemplated hereby or thereby, including, without limitation, reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders or incurred by other Lenders for one law firm retained by such other Lenders (which law firm shall be appointed with the approval of the Required Lenders) (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, or modification, amendment, administration and/or enforcement of, this Agreement or any Other Document or any rights or remedies or consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with any Loan Party or Limited Partner, or (e) in connection with any advice given to Agent or any Lender with respect to its rights, remedies, duties or obligations under this Agreement and all related agreements, may be charged to Borrower’s Account and shall be part of the Obligations and shall be payable on demand by Agent.

Section 15.10         Injunctive Relief.  Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its Indebtedness, obligations or liabilities under this Agreement or any Other Document, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

Section 15.11         Consequential Damages.  Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party or any Limited Partner for consequential, special, incidental or any similar damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

Section 15.12         Captions.  The captions and headings at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

Section 15.13         Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Section 15.14         Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

Section 15.15         Confidentiality; Sharing Information.

(a)           Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each

Lender and each Transferee may disclose such confidential information (i) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (ii) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (iii) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further, however, that (A) unless specifically prohibited by Applicable Law or court order, Agent, each Lender and each Transferee shall use its best efforts, prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (1) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (2) pursuant to legal process and (B) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party or Limited Partner other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

(b)           Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to any Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender, and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by any Loan Party or Limited Partner pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 15.15 as if it were a Lender hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

Section 15.16         Publicity.  Each Loan Party and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

Section 15.17         Amendment and Restatement.  Effective as of the Closing Date and upon the effectiveness of this Agreement, this Agreement shall constitute an amendment and restatement of, but not an extinguishment of the “Obligations” or other indebtedness, liabilities and/or obligations of Borrower or any other Loan Party under, the Existing Agreement; provided, however, that the Waiver and Consent Agreement shall continue to be in effect in accordance with its terms.

Section 15.18         Subordination Agreement and Term Loans B Intercreditor Agreement.  Each of the Lenders hereby (a) consents to Agent’s execution, delivery and performance of the Subordination Agreement and the Term Loans B Intercreditor Agreement for and on behalf of Agent and Lenders and (b) acknowledges and agrees that it is bound by all terms and provisions of the Subordination Agreement and the Term Loans B Intercreditor Agreement as if it were a signatory thereto and that each of the Subordination Agreement and the Term Loans B Intercreditor Agreement constitutes valid and enforceable obligations of such Lender enforceable against it in accordance with the terms thereof (except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditor’s rights generally).

[Remainder of page intentionally left blank]

Each of the parties has signed this Agreement as of the day and year first above written.

BORROWER:

INSIGHT EQUITY A.P. X, LP

By: Insight Equity A.P. X Company, LLC
Title: General Partner

		By:	/s/ Ted. W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

On the 1st day of December, 2005, before me personally came Ted W. Beneski, to me known, who being by me duly sworn, did depose and say that he is the Chairman of the Board of Insight Equity A.P. X Company, LLC, a limited liability company which is the general partner of Insight Equity A.P. X, LP which is the limited partnership described in and which executed the foregoing agreement, and that he signed his name thereto as the act and deed of such limited liability company in its capacity as general partner, and for and on behalf, of Insight Equity A.P. X, LP by order of the Managers of such limited liability company.

/s/ Linda G. McKie
Notary Public in and for the State of Texas
Printed Name of Notary:
Commission Expires:

SUBSIDIARIES:

INSIGHT EQUITY A.P. X ASIA, LLC

		By:	/s/ Ted. W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

On the 1st day of December, 2005, before me personally came Ted W. Beneski, to me known, who being by me duly sworn, did depose and say that he is the Chairman of the Board of INSIGHT EQUITY A.P. X ASIA, LLC, the entity described in and which executed the foregoing agreement, and that he signed his name thereto as the act and deed of such entity by order of the sole Member of such entity.

/s/ Linda G. McKie
Notary Public in and for the State of
Printed Name of Notary:
Commission Expires:

PT. VISION-EASE ASIA

		By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: President Commissioner

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

On the 1st day of December, 2005, before me personally came Ted W. Beneski to me known, who being by me duly sworn, did depose and say that he is the President Commissioner of P.T. VISION-EASE ASIA, the entity described in and which executed the foregoing agreement, and that he signed his name thereto as the act and deed of such entity by order of the President Commissioner of such entity.

/s/ Linda G. McKie
Notary Public in and for the State of
Printed Name of Notary:
Commission Expires:

INSIGHT EQUITY A.P. X CANADA, LLC

		By:	/s/ Ted. W Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

On the 1st day of December, 2005, before me personally came Ted W. Beneski , to me known, who being by me duly sworn, did depose and say that he is the Chairman of the Board of INSIGHT EQUITY A.P. X CANADA, LLC, the entity described in and which executed the foregoing agreement, and that he signed his name thereto as the act and deed of such entity by order of the sole Member of such entity.

/s/ Linda G. McKie
Notary Public in and for the State of
Printed Name of Notary:
Commission Expires:

INSIGHT EQUITY A.P. X CANADA PARTNERS, LP

By: Insight Equity A.P. X Canada, LLC
Title: General Partner

		By:	/s/ Ted. W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

On the 1st day of December, 2005, before me personally came Ted W. Beneski, to me known, who being by me duly sworn, did depose and say that he is the Chairman of the Board of the limited liability company which is the general partner of INSIGHT EQUITY A.P. X CANADA PARTNERS, LP, the entity described in and which executed the foregoing agreement, and that he signed his name thereto as the act and deed of such limited liability company in its capacity as general partner, and for and on behalf, of Insight Equity A.P. X Canada Partners, LP by order of the sole Member of such limited liability company.

/s/ Helen Stephen Huebert
Notary Public in and for the State of
Printed Name of Notary:
Commission Expires:

VISION-EASE CANADA CO.

		By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

On the 1st day of December, 2005, before me personally came Ted W. Beneski to me known, who being by me duly sworn, did depose and say that he is the Chairman of the Board of VISION-EASE CANADA CO., the entity described in and which executed the foregoing agreement, and that he signed his name thereto as the act and deed of such entity by order of the Chairman of the Board of such entity.

/s/ Helen Stephen Huebert
Notary Public in and for the State of
Printed Name of Notary:
Commission Expires:

VISION EASE LENS EUROPE LIMITED

		By:	/s/ Rich Faber
Name: Rich Faber
Title: Director

STATE OF MINNESOTA	)
) ss.
COUNTY OF ANOKA	)

On the 1st day of December, 2005, before me personally came Rich Faber, to me known, who being by me duly sworn, did depose and say that he is the Director of VISION EASE LENS EUROPE LIMITED, the entity described in and which executed the foregoing agreement, and that he signed his name thereto as the act and deed of such entity by order of the Director of such entity.

/s/ DiAnn D. Johnson
Notary Public in and for the State of Minnesota
Printed Name of Notary: DiAnn D. Johson
Commission Expires: January 21, 2010

VISION-EASE LENS LIMITED

		By:	/s/ Rich Faber
Name: Rich Faber
Title: Director

STATE OF MINNESOTA	)
) ss.
COUNTY OF ANOKA	)

On the 1st day of December, 2005, before me personally came Rich Faber, to me known, who being by me duly sworn, did depose and say that he is the Director of VISION EASE LENS LIMITED, the entity described in and which executed the foregoing agreement, and that he signed his name thereto as the act and deed of such entity by order of the Director of such entity.

/s/ DiAnn D. Johnson
Notary Public in and for the State of Minnesota
Printed Name of Notary: DiAnn D. Johnson
Commission Expires: January 31, 2010

GENERAL PARTNER:

INSIGHT EQUITY A.P. X COMPANY, LLC

		By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

On the 1st day of December, 2005, before me personally came Ted W. Beneski, to me known, who being by me duly sworn, did depose and say that he is the Chairman of the Board of Insight Equity A.P. X Company, LLC, the limited liability company described in and which executed the foregoing agreement, and that he signed his name thereto as the act and deed of such limited liability company by order of the Managers of such limited liability company.

/s/ Helen Stephen Huebert
Notary Public in and for the State of Texas
Printed Name of Notary:
Commission Expires:

AGENT AND A LENDER:

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

		By:	/s/ John Wattinger
Name: John Wattinger
Title: Vice President

Two Tower Center Boulevard
East Brunswick, New Jersey 08816

Commitment Percentage: 100.00%

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

On this 1st day of December, 2005, before me personally came John Wattinger, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of PNC BANK, NATIONAL ASSOCIATION, and that he was authorized to sign his name thereto.

/s/ Helen Stephen Huebert
Notary Public in and for the State of Texas
Printed Name of Notary:
Commission Expires: